Filed Pursuant to Rule 424(b)(5)
Registration No. 333-266621

PROSPECTUS SUPPLEMENT

(To Prospectus dated August 8, 2022)

€800,000,000

€800,000,000 4.875% Senior Notes due 2031

Global Payments Inc. (“Global Payments” or the “Company”) is offering €800,000,000 principal amount of its 4.875% Senior Notes due 2031 (the “notes”). The notes will mature on March 17, 2031, unless earlier redeemed or repurchased by us. Global Payments will pay interest on the notes annually in arrears on March 17 of each year, beginning on March 17, 2024.

The Company may, at its option, redeem the notes, in whole or in part, at any time and from time to time at the redemption price described in this prospectus supplement in “Description of the Notes—Optional redemption.” We may also redeem the notes in whole, but not in part, in the event of certain developments affecting United States taxation as described in this prospectus supplement in “Description of the Notes—Redemption for tax reasons.”

The notes will be our unsecured and unsubordinated indebtedness and will rank equally in right of payment with all of our future unsecured and unsubordinated indebtedness from time to time outstanding.

Currently, there is no existing public market for the notes. We intend to apply to list the notes on the New York Stock Exchange. The listing application will be subject to approval by the New York Stock Exchange. If such a listing is obtained, we have no obligation to maintain such listing and we may delist the notes at any time.

Investing in the notes involves risks. See section entitled “Risk Factors” beginning on page S-13 of this prospectus supplement and the risk factors incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Price to Public (1)		Underwriting Discounts		Proceeds to Global Payments Before Expenses
Per Note	Total	Per Note	Total	Per Note	Total
99.676%	€797,408,000	0.550%	€4,400,000	99.126%	€793,008,000

(1)	Plus accrued interest if any, from March 17, 2023, if settlement occurs after that date.

We expect to deliver the notes to investors in registered book-entry only form through Clearstream Banking, S.A. and Euroclear Bank S.A./N.V. against payment on or about March 17, 2023.

Joint Book-Running Managers

BofA Securities	J.P. Morgan	Barclays

PNC Capital Markets LLC	Capital One Securities	HSBC

TD Securities	Truist Securities	Wells Fargo Securities

Co-Managers

BMO Capital Markets	Fifth Third Securities	Scotiabank	US Bancorp

CIBC Capital Markets	Deutsche Bank	Synovus Securities, Inc.	Goldman Sachs & Co. LLC

The date of this prospectus supplement is March 8, 2023

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

Notice to Prospective Investors in the EEA

None of this prospectus supplement, the accompanying prospectus and any related free writing prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129.

Prohibition of Sales to EEA Retail Investors — The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97, as amended (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II. Consequently, no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

MiFID II Product Governance / Professional Investors and ECPs only Target Market — Solely for the purposes of the manufacturer’s product approval process, the target market assessment in respect of the notes has led to the conclusion that: (i) the target market for the notes is eligible counterparties and professional clients only, each as defined in MiFID II; and (ii) all channels for distribution of the notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the notes (a “distributor”) should take into consideration the manufacturer’s target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the manufacturer’s target market assessment) and determining appropriate distribution channels.

Notice to Prospective Investors in the United Kingdom

None of this prospectus supplement, the accompanying prospectus and any related free writing prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129 as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018, as amended by the European Union (Withdrawal Agreement) Act 2020 (the “EUWA”).

Prohibition of Sales to United Kingdom Retail Investors  —  The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law in the United Kingdom by virtue of the EUWA; or (ii) a customer within the meaning of the provisions of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the United Kingdom by virtue of the EUWA. Consequently, no key information document required by the PRIIPs Regulation as it forms part of domestic law in the United Kingdom by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.

UK MiFIR product governance / Professional investors and ECPs only target market  —  Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the notes has led to the conclusion that: (i) the target market for the notes is only eligible counterparties, as defined in the FCA Handbook Conduct of Business Sourcebook, and professional clients, as defined in Regulation (EU) No 600/2014 as it forms part of domestic law in the United Kingdom by virtue of the EUWA (“UK MiFIR”); and (ii) all channels for distribution of the notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the notes (a “UK distributor”) should take into consideration the manufacturers’ target market assessment; however, a UK distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

The communication of this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other document or materials relating to the issue of the notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the FSMA. Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. This document and such other documents and/or materials are for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), (ii) fall within Article 49(2)(a) to (d) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement, the accompanying prospectus and any related free writing prospectus relates will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus or any related free writing prospectus or any of their contents.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document has two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. You should read the entire prospectus supplement, as well as the accompanying prospectus and the documents incorporated by reference that are described under “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus. In the event that the description of the offering in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

We intend to apply to list the notes on the New York Stock Exchange. Currently, there is no public market for the notes.

References in this prospectus supplement to “$,” “U.S. $,” “dollars” and “U.S. dollars” are to the currency of the United States of America and references to “€” and “euro” are to the single currency introduced at the third stage of the European Monetary Union pursuant to the Treaty establishing the European Community, as amended.

IN CONNECTION WITH THE ISSUE OF THE NOTES, THE DEALER OR DEALERS (IF ANY) NAMED AS THE STABILIZING MANAGER(S) (OR PERSONS ACTING ON BEHALF OF ANY STABILIZING MANAGER(S)) MAY OVER-ALLOT NOTES OR EFFECT TRANSACTIONS WITH A VIEW TO SUPPORTING THE MARKET PRICE OF THE NOTES AT A LEVEL HIGHER THAN THAT WHICH MIGHT OTHERWISE PREVAIL. HOWEVER, STABILIZATION MAY NOT NECESSARILY OCCUR. ANY STABILIZATION ACTION MAY BEGIN ON OR AFTER THE DATE ON WHICH ADEQUATE PUBLIC DISCLOSURE OF THE TERMS OF THE OFFER OF THE NOTES IS MADE, AND, IF BEGUN, MAY CEASE AT ANY TIME, BUT IT MUST END NO LATER THAN THE EARLIER OF 30 DAYS AFTER THE ISSUE DATE OF THE NOTES AND 60 DAYS AFTER THE DATE OF THE ALLOTMENT OF THE NOTES. ANY STABILIZATION ACTION OR OVER-ALLOTMENT MUST BE CONDUCTED BY THE RELEVANT STABILIZING MANAGER(S) (OR PERSONS ACTING ON BEHALF OF ANY STABILIZING MANAGER(S)) IN ACCORDANCE WITH ALL APPLICABLE LAWS AND RULES.

We have not, and the underwriters have not, authorized any other person to provide you with different or additional information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and any free writing prospectus filed by us with the SEC is accurate as of any date other than its respective date. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

Unless otherwise specified or unless the context requires otherwise, references in this prospectus supplement to “we,” “our,” “us,” “the Company” and “Global Payments” refer to Global Payments Inc., a corporation organized under the laws of the state of Georgia, and not its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed with the SEC a registration statement on Form S-3, including exhibits, with respect to the notes offered by this prospectus supplement. This prospectus supplement and the accompanying prospectus are part of the registration statement, but do not contain all of the information included in the registration statement or the exhibits. Our filings with the SEC are available to the public through the SEC’s Internet site at www.sec.gov.

We are “incorporating by reference” specified documents that we file with the SEC, which means:

•	incorporated documents are considered part of this prospectus supplement and the accompanying prospectus;

•	we are disclosing important information to you by referring you to those documents; and

•

information we file with the SEC after the date of this prospectus supplement will automatically update and supersede information included or previously incorporated by reference in this prospectus supplement and the accompanying prospectus.

SEC rules and regulations also permit us to “furnish” rather than “file” certain reports and information with the SEC. Any such reports or information which we “furnish” or have “furnished” shall not be deemed to be incorporated by reference into or otherwise become a part of this prospectus supplement, regardless of when furnished to the SEC. We incorporate by reference the following documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than, in each case, information deemed to have been furnished and not filed in accordance with SEC rules), on or after the date of this prospectus supplement until we have terminated the offerings of all of the notes to which this prospectus supplement relates:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2022;

•	our Current Report on Form 8-K filed on February 21, 2023; and

•

the information in our Definitive Proxy Statement on Schedule 14A for our 2022 Annual Meeting of Shareholders that is incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

Notwithstanding the foregoing, documents or portions thereof containing information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, are not incorporated by reference into this prospectus supplement.

Information that becomes a part of this prospectus after the date of this prospectus supplement will automatically update and, to the extent inconsistent, replace information in this prospectus supplement and information previously filed with the SEC.

You may request a copy of any of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing), at no cost, by writing or calling us at the following address:

Global Payments Inc.

3550 Lenox Road

Atlanta, Georgia 30326

(770) 829-8478

Attn: Investor Relations

Certain of our SEC filings, including our annual reports on Form 10-K, our quarterly reports on Form 10-Q, our current reports on Form 8-K and amendments to them are available free of charge from the investor relations section of our website at www.globalpaymentsinc.com. We have included our website address for the information of prospective investors and do not intend it to be an active link to our website. Information contained on our website is not part of this prospectus supplement or the accompanying prospectus (or any document incorporated by reference herein or therein), and you should not rely on that information in making your investment decision unless that information is also in this prospectus supplement or the accompanying prospectus or has been expressly incorporated by reference into this prospectus supplement or the accompanying prospectus.

FORWARD-LOOKING STATEMENTS

Some of the statements we use in this prospectus supplement, and in some of the documents we incorporate by reference in this prospectus supplement, contain forward-looking statements concerning our business operations, economic performance and financial condition, including in particular: our business strategy and means to implement the strategy; measures of future results of operations, such as revenues, expenses, operating margins, income tax rates, and earnings per share; other operating metrics such as shares outstanding and capital expenditures; the effects of general economic conditions on our business, including those caused by the COVID-19 pandemic; statements about the strategic rationale and benefits of the proposed acquisition of EVO Payments, Inc. (“EVO”), including future financial and operating results, the combined company’s plans, objectives, expectation and intentions and the completion and expected timing of completion of the acquisition; planned divestitures, including Netspend’s consumer business and our gaming solutions business, or strategic initiatives; and our success and timing in developing and introducing new services and expanding our business. You can sometimes identify forward-looking statements by our use of the words “believes,” “anticipates,” “expects,” “intends,” “plan,” “forecast,” “guidance” and similar expressions. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Although we believe that the plans and expectations reflected in or suggested by our forward-looking statements are reasonable, those statements are based on a number of assumptions, estimates, projections or plans that are inherently subject to significant risks, uncertainties and contingencies, many of which are beyond our control, cannot be foreseen and reflect future business decisions that are subject to change. Accordingly, we cannot guarantee that our plans and expectations will be achieved. Our actual revenues, revenue growth rates and margins and other results of operations could differ materially from those anticipated in our forward-looking statements as a result of many known and unknown factors, many of which are beyond our ability to predict or control. Important factors that may otherwise cause actual events or results to differ materially from those anticipated by such forward-looking statements or historical performance include, among others, the effects of global economic, political, market, health and social events or other conditions, including the effects and duration of, and actions taken in response to, the COVID-19 pandemic and Russia’s invasion of Ukraine; foreign currency exchange, inflation and rising interest rate risks; difficulties, delays and higher than anticipated costs related to integrating the businesses of acquired companies, including with respect to implementing controls to prevent a material security breach of any internal systems or to successfully manage credit and fraud risks in business units; the effect of a security breach or operational failure on the Company’s business; our ability to complete the proposed transaction with EVO on the proposed terms or on the proposed timeline, or at all, including risks and uncertainties related to securing the necessary regulatory approvals and the satisfaction of other closing conditions the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive merger agreement relating to the transaction with EVO; failure to realize the expected benefits of the proposed transaction with EVO; effects relating to the announcement of the proposed transaction with EVO, including on the market price of our common stock and our relationships with customers, employees and suppliers; the risk of potential shareholder litigation associated with the proposed transaction with EVO; failing to comply with the applicable requirements of Visa, Mastercard or other payment networks or card schemes or changes in those requirements; the ability to maintain Visa and Mastercard registration and financial institution sponsorship; the ability to retain, develop and hire key personnel; the diversion of management’s attention from ongoing business operations; the continued availability of capital and financing; increased competition in the markets in which we operate and our ability to increase our market share in existing markets and expand into new markets; our ability to safeguard our data; risks associated with our indebtedness; our ability to meet environmental, social and governance targets, goals and commitments; the potential effects of climate change, including natural disasters; the effects of new or changes in current laws, regulations, credit card association rules or other industry standards on us or our partners and customers, including privacy and cybersecurity laws and regulations; and other events beyond our control, and other factors presented in “Item 1A—Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2022, and in the section entitled “Risk Factors” in the prospectus and this prospectus supplement, each of which we advise you to review.

These cautionary statements qualify all of our forward-looking statements, and you are cautioned not to place undue reliance on these forward-looking statements. Our forward-looking statements speak only as of the date they are made and should not be relied upon as representing our plans and expectations as of any subsequent date. While we may elect to update or revise forward-looking statements at some time in the future, we specifically disclaim any obligation to publicly release the results of any revisions to our forward-looking statements, except as required by law.

SUMMARY

This summary highlights information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary may not contain all of the information that may be important to you. You should read this entire prospectus supplement, including the “Risk Factors” section beginning on page S-13 of this prospectus supplement, the accompanying prospectus and the information incorporated by reference carefully before making a decision to invest in our notes.

Company Overview

Global Payments is a leading payments technology company delivering innovative software and services to approximately 4.0 million, merchant locations and more than 1,500 financial institutions across more than 170 countries throughout North America, Europe, Asia-Pacific and Latin America. Our technologies, services and team member expertise allow us to provide a broad range of solutions that enable our customers to operate their businesses more efficiently across a variety of channels around the world. Headquartered in Georgia with approximately 25,000 team members worldwide, Global Payments is a Fortune 500 company and a member of the S&P 500. Our common stock is traded on the New York Stock Exchange under the symbol “GPN.”

Global Payments was incorporated in 2000 and spun off from its former parent company in 2001. Including its time as part of its former parent company, Global Payments has been in the payment technology services business since 1967. Since its spin-off, Global Payments has expanded in existing markets and into new markets internationally by pursuing further acquisitions and joint ventures. In 2016, Global Payments merged with Heartland Payment Systems, Inc., which significantly expanded its small- and medium-sized enterprise distribution, customer base and vertical reach in the United States. In September 2019, we consummated our merger with Total System Services, Inc. (“TSYS”). Prior to our merger with TSYS, TSYS was a leading global payments provider, offering seamless, secure and innovative solutions to issuers, merchants and consumers.

On August 1, 2022, we entered into a merger agreement to acquire EVO Payments, Inc. (“EVO”) for total purchase consideration of approximately $4 billion. EVO is a leading payment technology and services provider, offering an array of payment solutions to merchants ranging from small and middle market enterprises to multinational companies and organizations across the Americas and Europe. The acquisition aligns with our technology-enabled payments strategy, expands our geographic presence and augments our business-to-business (“B2B”) software and payment solutions business. The acquisition is expected to close in the first quarter of 2023, subject to customary closing conditions.

Global Payments is organized under the laws of the state of Georgia. The address and telephone number of its executive offices are 3550 Lenox Road, Atlanta, Georgia 30326, and (770) 829-8000.

The Offering

The following is a brief summary of some of the terms of this offering. For a more complete description of the terms of the notes, see “Description of the Notes” in this prospectus supplement. Unless otherwise specified or the context otherwise requires, all references in this “Summary—The Offering” section to “we,” “us” and “our” refer to Global Payments Inc. and not its subsidiaries.

Issuer	Global Payments Inc.

Notes Offered	€800,000,000 aggregate principal amount of 4.875% Senior Notes due 2031.

Maturity Date	The notes will mature on March 17, 2031, unless earlier redeemed or repurchased by us.

Interest Rate	The notes will bear interest at 4.875% per year.

Interest Payment Dates	March 17 of each year, beginning on March 17, 2024.

Ranking	The notes will be our unsecured and unsubordinated indebtedness and will rank equally in right of payment with all of our future unsecured and unsubordinated indebtedness from time to time outstanding. Our obligations arising under the notes will not be secured by any of our assets or guaranteed by any of our subsidiaries.

The notes will be effectively subordinated to any secured indebtedness we currently have outstanding or may incur in the future, in each case to the extent of the value of the property and assets securing such indebtedness, and will be structurally subordinated in right of payment to the liabilities (including trade accounts payable) and preferred equity of our subsidiaries.

As of December 31, 2022, we had outstanding, on a consolidated basis, approximately $13.3 billion of unsecured unsubordinated indebtedness (including $1.4 billion of convertible senior notes) and no secured indebtedness (in each case, excluding finance leases, software financing arrangements, settlement facilities and the notes offered hereby), and our subsidiaries had no indebtedness to third parties (excluding finance leases, software financing arrangements and settlement facilities) and had issued no preferred equity. We anticipate incurring indebtedness under our existing revolving credit facility and/or commercial paper program in connection with the financing of the acquisition of EVO. See “Use of Proceeds.”

Currency of Payment

All payments of principal of, and premium, if any, and interest on, the notes, including any payments made upon any redemption of the notes, will be payable in euros. If the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or the euro is no longer used by the member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to us or so used. In such circumstances, the amount payable on any date in euros will be converted into U.S. dollars at the rate mandated by the Board of Governors of the Federal Reserve System as of the close of business on the second business day prior to the relevant payment date or, if the Board of Governors of the Federal Reserve System has not announced a rate of conversion, on the basis of the most recent U.S. dollar/euro exchange rate published in The Wall Street Journal on or prior to the second business day prior to the relevant payment date or, in the event The Wall Street Journal has not published such exchange rate, the rate will be determined in our sole discretion on the basis of the most recently available market exchange rate for euros. Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default (as defined in the indenture). See “Description of Notes — Issuance in euros.”

Optional Redemption	The notes will be redeemable, at our option, in whole or in part, at any time and from time to time, at the redemption price described in “Description of the Notes—Optional redemption.”

Redemption for Tax Reasons	We may redeem all, but not less than all, of the notes in the event of certain changes in the tax law of the United States (or any taxing authority thereof or therein) which would obligate the Issuer to pay additional amounts as described above. This redemption would be at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, on the principal amount of the notes to, but excluding, the redemption date. See “Description of Notes — Redemption for tax reasons.”

Offer to Repurchase Upon Change of Control Repurchase Event	Upon the occurrence of a Change of Control Repurchase Event (as defined in “Description of the Notes—Change of control”), each holder will have the right to require us to repurchase all or any part of such holder’s notes at a purchase price in cash equal to 101% of the principal amount of the notes plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase. See “Description of the Notes—Change of control.”

Covenants	The indenture governing the notes will contain covenants that, among other matters, limit (i) our ability to consolidate with, or merge with or into, any other person (other than in a merger or consolidation in which we are the continuing person) or sell, convey, transfer, lease or otherwise dispose of all or substantially all of our assets (in one transaction or a series of transactions) to any other person (other than one or more of our subsidiaries) and (ii) our and certain of our subsidiaries’ ability to incur, issue, permit to exist, assume or guarantee any indebtedness for borrowed money if such indebtedness or any such guarantee is or becomes secured by a lien on certain of our subsidiaries’ Principal Properties (as defined in “Description of the Notes—Definitions”) or on any stock or indebtedness for borrowed money of certain of our subsidiaries.

These covenants are subject to important exceptions and qualifications, which are described under the heading “Description of the Notes—Certain covenants.”

Reopening	We may from time to time, without notice to or the consent of the holders of the notes, create and issue additional notes having the same terms as, and ranking equally and ratably with, the notes in all respects (except for the issue date, the public offering price and, if applicable, the payment of interest accruing prior to the issue date of such additional notes and the first interest payment date); provided that if such additional notes are not fungible with the notes offered hereby for U.S. federal income tax purposes, such additional notes will have a separate CUSIP number. Such additional notes may be consolidated and form a single series with, and will have the same terms as to ranking, redemption, waivers, amendments or otherwise as, the notes, and will vote together as one class on all matters with respect to the notes.

Use of Proceeds	We estimate that we will receive net proceeds from this offering of approximately €793 million, or $842 million, based on the euro/USD rate of exchange of €1.00/$1.0616, as of March 3, 2023, after deducting the underwriting discounts but not estimated offering expenses payable by us.

If the acquisition of EVO is consummated prior to closing of this offering, we intend to use the net proceeds from this offering to repay borrowings under our revolving credit facility or commercial paper program incurred to finance the acquisition of EVO and any remaining net proceeds for general corporate purposes, including the refinancing of upcoming debt maturities. The closing of this offering is not contingent upon the closing of the acquisition of EVO. If the acquisition of EVO is not consummated prior to closing of this offering for any reason, we intend to use the net proceeds from this offering for general corporate purposes, which may include the refinancing of upcoming debt maturities. See “Use of Proceeds.”

Conflicts of Interest	Certain of the underwriters and/or their respective affiliates are acting as agents, arrangers and/or lenders under our revolving credit facility. If the acquisition of EVO is consummated prior to the closing of this offering, we intend to use the net proceeds from this offering to repay borrowings under our revolving credit facility or commercial paper program incurred to finance the acquisition of EVO. Accordingly, such underwriters and/or their respective affiliates may receive a ratable portion of the net proceeds from this offering used to repay any such borrowings under our revolving credit facility. Because at least 5% of the net proceeds of this offering may be received by certain of these underwriters and/or their respective affiliates, such underwriters may be deemed to have a “conflict of interest” under Rule 5121 of the Financial Industry Regulatory Authority, Inc. Rules (“FINRA Rule 5121”). Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. See “Use of Proceeds” and “Underwriting (Conflicts of Interest).”

Form and Denomination	The notes will be issued in the form of one or more fully registered global securities, without coupons, in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof. See “Description of the Notes—Book-entry procedures.”

Trustee	U.S. Bank Trust Company, National Association.

Paying Agent	Elavon Financial Services DAC, UK Branch.

Transfer Agent	U.S. Bank Trust Company, National Association.

Registrar	U.S. Bank Trust Company, National Association.

Book-Entry	The notes will be issued in book-entry form and will be represented by global notes deposited with, or on behalf of, a common depositary on behalf of Clearstream Banking S.A. (“Clearstream”) and Euroclear Bank SA/NV, as operator of the Euroclear System (“Euroclear”), and registered in the name of the nominee of the common depositary. Beneficial interests in any of the notes will be shown on, and transfers will be effected only through, records maintained by Clearstream and Euroclear and their participants, and these beneficial interests may not be exchanged for certificated notes, except in limited circumstances. See “Description of Notes — Book-entry procedures.”

CUSIP/ISIN/Common Code	37940X AS1 / XS2597994065 / 259799406

Listing	Currently, there is no existing public market for the notes. We intend to apply to list the notes on the New York Stock Exchange. The listing application will be subject to approval by the New York Stock Exchange. If such a listing is obtained, we have no obligation to maintain such listing and we may delist the notes at any time.

Tax Considerations	You should consult your tax advisor with respect to the tax consequences of owning the notes in light of your own particular situation. See “Material United States Federal Income Tax Considerations.”

RISK FACTORS

Investing in the notes involves risks. Before you invest in the notes, you should carefully consider the factors set forth below and the information included elsewhere in this prospectus supplement, the accompanying prospectus and the other documents we file with the SEC that are incorporated by reference herein and therein. See section entitled “Where You Can Find More Information” in this prospectus supplement. We also urge you to consider carefully the factors set forth under the heading “Forward-Looking Statements” in this prospectus supplement.

Risks Related to Our Business and Operations

See “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, which is incorporated by reference herein. See section entitled “Where You Can Find More Information” in this prospectus supplement.

Risks Related to the Notes

Our financial and operating performance and other factors could adversely impact our ability to make payments on the notes.

Our ability to make scheduled payments with respect to our indebtedness, including the notes, will depend on our financial and operating performance, which, in turn, is subject to prevailing economic conditions and to financial, business and other factors beyond our control. Please read this prospectus supplement and the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, including the portions of our most recent Annual Report on Form 10-K entitled “Risk Factors,” for a discussion of some of the factors that could affect our financial and operating performance.

An increase in market rates could result in a decrease in the value of the notes.

In general, as market interest rates rise, notes bearing interest at a fixed rate decline in value. Consequently, if you purchase the notes and market interest rates increase, the market value of your notes may decline. We cannot predict the future level of market interest rates.

We cannot assure you that an active trading market for the notes will exist.

The notes are new issues of securities for which there are currently no established trading markets. Although we intend to apply for listing of the notes for trading on the NYSE, no assurance can be given that the notes will become or will remain listed or than active trading market for the notes will develop, or if developed, that it will continue. The listing application will be subject to approval by the NYSE. If markets develop, the notes could trade at prices that may be higher or lower than the initial offering prices or the prices at which you purchased the notes, depending on many factors, including prevailing interest rates, our financial performance, the amount of indebtedness we have outstanding, the markets for similar securities, the redemption and repayment features of the notes (including the optional redemption terms) and the time remaining to maturity of the notes. Although the underwriters for this offering have advised us that they intend to make a market in the notes after completion of the offering, they are not obligated to do so and may discontinue market making at any time. If active markets for the notes fail to develop or be sustained, the trading prices and liquidity of the notes could be adversely affected.

We may not be able to repurchase all of the notes upon a Change of Control Repurchase Event, which would result in a default under the notes.

Upon the occurrence of a Change of Control Repurchase Event (as defined in “Description of the Notes—Change of control”), each holder will have the right to require us to repurchase all or any part of such holder’s notes at a purchase price in cash equal to 101% of the principal amount of the notes plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase. However, we may not have sufficient funds to repurchase the notes upon such event. In addition, our ability to repurchase the notes may be limited by law or the terms of other agreements relating to our indebtedness. The failure to make such repurchase would result in a default under the notes. For more information, see “Description of the Notes—Change of control.”

The limited covenants in the indenture governing the notes and the terms of the notes do not provide protection against some types of important corporate events and may not protect your investment.

The indenture governing the notes does not:

•

require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity and, accordingly, does not protect holders of the notes in the event that we experience significant adverse changes in our financial condition or results of operations;

•	limit our ability to incur indebtedness that is equal in right of payment to the notes;

•	restrict our subsidiaries’ ability to issue securities or otherwise incur indebtedness that would be senior to our equity interests in our subsidiaries;

•	restrict our ability to repurchase or prepay our securities; or

•

restrict our or our subsidiaries’ ability to make investments, to engage in sale-leaseback transactions, to engage in transactions with affiliates or to repurchase or pay dividends or make other payments in respect of our common stock or other securities ranking junior to the notes.

Furthermore, the indenture governing the notes contains only limited protections in the event of a change in control. We and our subsidiaries could engage in many types of transactions, such as certain acquisitions, refinancings or recapitalizations that would not constitute a Change of Control Repurchase Event (as defined in “Description of the Notes—Change of control”) that would enable you to require us to repurchase the notes as described under “Description of the Notes—Change of control,” but which could nevertheless substantially affect our capital structure and the value of the notes. The indenture also permits us and our subsidiaries to incur additional indebtedness, including secured indebtedness, which could effectively rank senior to the notes, subject to certain limits as described under “Description of the Notes—Certain covenants—Limitations on liens.” For these reasons, the terms of the indenture governing the notes will provide only limited protection against significant corporate events that could adversely impact your investment in the notes.

We are a holding company, and if our subsidiaries do not make sufficient distributions to us, we will not be able to make payments on our debt, including the notes.

We are a holding company that conducts substantially all of our operations through our subsidiaries. Therefore, our ability to meet our obligations for payment of interest and principal on outstanding debt obligations and to pay corporate expenses depends upon the earnings and cash flows of our subsidiaries and the ability of our subsidiaries to pay dividends or to advance or repay funds to us. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the notes or to make any funds available, whether by dividends, loans, distributions or other payments, and do not guarantee the payment of interest on, or principal of, the notes.

Neither Global Payments nor any subsidiary of Global Payments has any property that has been determined to be a principal property under the indenture.

The indenture governing the notes includes a covenant that, among other things, limits our and certain of our subsidiaries’ ability to incur, issue, permit to exist, assume or guarantee any indebtedness for borrowed money if such indebtedness (in the case of an incurrence, issuance, existence or assumption thereof by us or such subsidiaries) or any such guarantee (in the case of a guarantee by us or any of such subsidiaries) is or becomes secured by a lien on any of our or any such subsidiaries’ principal properties or certain other limited assets. However, as of the date of this prospectus supplement, neither we nor any of our subsidiaries has any property that constitutes a principal property under the indenture.

The notes will be effectively subordinated to any secured indebtedness we currently have outstanding or may incur in the future, in each case to the extent of the value of the property and assets securing such indebtedness, and will be structurally subordinated in right of payment to the liabilities (including trade accounts payable) and preferred equity of our subsidiaries.

The notes will be our unsecured and unsubordinated indebtedness and will rank equally in right of payment with all of our future unsecured and unsubordinated indebtedness from time to time outstanding. The notes will be effectively subordinated to any secured indebtedness we currently have outstanding or may incur in the future, in each case to the extent of the value of the property and assets securing such indebtedness, and will not be secured by any of our assets or guaranteed by any of our subsidiaries. Claims of secured lenders with respect to assets securing their loans will be prior to any claim of the holders of the notes with respect to those assets.

In addition, the notes will be structurally subordinated in right of payment to the liabilities (including trade accounts payable) and preferred equity of our subsidiaries which, after consummation of the acquisition of EVO, will include any liabilities and preferred equity of any subsidiaries of EVO. Our right to receive any assets of any subsidiary upon its bankruptcy, liquidation or reorganization, and therefore the right of the holders of the notes to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors.

As of December 31, 2022, we had outstanding, on a consolidated basis, approximately $13.3 billion of unsecured unsubordinated indebtedness (including $1.4 billion of convertible senior notes) and no secured indebtedness (in each case, excluding finance leases, software financing arrangements, settlement facilities and the notes offered hereby). In addition, as of December 31, 2022, our subsidiaries had no indebtedness to third parties (excluding finance leases, software financing arrangements and settlement facilities) and had issued no preferred equity. We anticipate incurring indebtedness under our existing revolving credit facility and/or commercial paper program in connection with the financing of the acquisition of EVO. See “Use of Proceeds.”

The credit ratings assigned to the notes may not reflect all risks of an investment in the notes.

We expect that the notes will be rated by at least two nationally recognized statistical rating organizations. These credit ratings are limited in scope, and do not address all material risks relating to an investment in the notes, but rather reflect only the view of each rating agency at the time the rating is issued. An explanation of the significance of such rating may be obtained from such rating agency. There can be no assurance that such credit ratings will remain in effect for any given period of time or that a rating will not be lowered, suspended or withdrawn entirely by the applicable rating agencies if, in such rating agency’s judgment, circumstances so warrant. Agency credit ratings are not a recommendation to buy, sell or hold any security. Each agency’s rating should be evaluated independently of any other agency’s rating. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under further review for a downgrade, could affect the market value of the notes and increase our corporate borrowing costs.

We may choose to redeem the notes prior to maturity.

We may redeem the notes, at our option, in whole or in part, at any time and from time to time. See “Description of the Notes—Optional redemption.” Although, in certain circumstances, the notes contain provisions designed to compensate you for the lost value of your notes if we redeem some or all of the notes prior to maturity, they are only an approximation of this lost value and may not adequately compensate you. Furthermore, depending on prevailing interest rates at the time of any such redemption, you may not be able to reinvest the redemption proceeds in a comparable security at an interest rate as high as the interest rate of the notes being redeemed or at an interest rate that would otherwise compensate you for any lost value as a result of any redemption of notes.

An investment in the notes by a holder whose home currency is not the euro entails significant risks.

All payments of interest on and the principal of the notes and any redemption price for the notes will be made in euros unless the euro is unavailable to us. An investment in the notes by a holder whose home currency is not the euro entails significant risks. These risks include the possibility of significant changes in rates of exchange between the holder’s home currency and euro and the possibility of the imposition or subsequent modification of foreign exchange controls. These risks generally depend on factors over which we have no control, such as economic, financial and political events and the supply of and demand for the relevant currencies. In the past, rates of exchange between euro and certain currencies have been highly volatile, and each holder should be aware that volatility may occur in the future. Fluctuations in any particular exchange rate that have occurred in the past, however, are not necessarily indicative of fluctuations in the rate that may occur during the term of the notes. Depreciation of euro against the holder’s home currency would result in a decrease in the effective yield of the notes below its coupon rate and, in certain circumstances, could result in a loss to the holder. If you are a U.S. holder, see “Certain Material U.S. Federal Income Tax Considerations — U.S. Holders” for certain U.S. federal income tax consequences of the acquisition, ownership and disposition of the notes related to the notes being denominated in euros.

The notes permit us to make payments in U.S. dollars if we are unable to obtain euros.

If the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then member states of the European Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to us or so used. The amount payable on any date in euros will be converted into U.S. dollars on the basis of the then most recently available market exchange rate for euro. Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default under the notes or the indenture governing the notes. If your home currency is not U.S. dollars, any such payment will expose you to significant risks similar to those described under “- An investment in the notes by a holder whose home currency is not the euro entails significant risks.”

In a lawsuit for payment on the notes, an investor may bear currency exchange risk.

The indenture is, and the notes and guarantees will be, governed by the laws of the State of New York. Under New York law as currently in effect, a New York state court rendering a judgment on the notes would be required to render the judgment in euros. However, the judgment would be converted into dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on the notes, investors would bear currency exchange risk until a New York state court judgment is entered, which could be a significant amount of time. A federal court sitting in New York with diversity jurisdiction over a dispute arising in connection with the notes would apply New York law.

In courts outside of New York, investors may not be able to obtain a judgment in a currency other than dollars. For example, a judgment for money in an action based on the notes in many other United States federal or state courts ordinarily would be enforced in the United States only in dollars. The date used to determine the rate of conversion of euro into dollars would depend upon various factors, including which court renders the judgment and when the judgment is rendered.

You must rely on the procedures and the relevant clearing systems to exercise your rights and remedies.

Owners of the book-entry interests will not be considered owners or holders of notes unless and until definitive notes are issued in exchange for book-entry interests. Instead, the common depositary (or its nominee) for Clearstream and Euroclear will be the sole holder of the notes.

Payments of principal, interest and other amounts owing on or in respect of the notes in global form will be made to the paying agent, which will make payments to Clearstream and Euroclear. Thereafter, those payments will be credited to Clearstream and Euroclear participants’ accounts that hold book-entry interests in the notes in global form and credited by such participants to indirect participants. After payment to the common depositary for Clearstream and Euroclear, none of the Company, the Trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments of interest, principal or other amounts to Clearstream and Euroclear, or to owners of book-entry interests. Accordingly, if you own a book-entry interest in the notes, you must rely on the procedures of Clearstream and Euroclear and, if you are not a participant in Clearstream and/or Euroclear, on the procedures of the participant through which you own your interest, to exercise any rights and obligations of a holder of the notes under the Indenture.

Unlike holders of certificated notes, owners of book-entry interests do not have the direct right to act upon our solicitations for consents or requests for waivers or other actions from holders of the notes. Instead, you will be reliant on the common depositary to act on your instructions and/or you will be permitted to act only to the extent you have received appropriate proxies to do so from Clearstream and Euroclear or, if applicable, a participant. Procedures implemented for the granting of such proxies may not be sufficient to enable you to vote on any requested actions on a timely basis.

Similarly, upon the occurrence of an event of default under the Indenture, unless and until definitive registered notes are issued in respect of all book-entry interests, if investors own book-entry interests, they will be restricted to acting through Euroclear and Clearstream. The procedures to be implemented through Euroclear and Clearstream may not be adequate to ensure the timely exercise of rights under the notes. See “Description of the Notes—Book-entry procedures.”

The notes have minimum specified denominations of €100,000.

The notes have minimum denominations of €100,000 and multiples of €1,000. The notes may be traded in amounts in excess of €100,000 that are not integral multiples of €100,000. In such a case, a holder of notes who, as a result of trading such amounts, holds a principal amount of less than €100,000 may not receive a definitive certificate in respect of such holding (should definitive certificates be printed) and would need to purchase a principal amount of notes such that its holding amounts to at least €100,000.

The European Commission has proposed a financial transactions tax in certain member states of the European Union which, if adopted, could apply in certain circumstances to secondary market trades of the notes both within and outside of those participating member states.

On February 14, 2013, the European Commission (the “Commission”) published a proposal (the “Commission’s proposal”) for a Directive for a common financial transactions tax (“FTT”) in Belgium, Germany, Estonia, Greece, Spain, France, Italy, Austria, Portugal, Slovenia and Slovakia (each, other than Estonia, a “participating Member States”). On March 16, 2016, Estonia formally withdrew from enhanced cooperation on the FTT leaving ten remaining participating Member States. The Commission’s proposal has a very broad scope and could, if introduced, apply to certain dealings in the notes (including secondary market transactions) in certain circumstances. The issuance and subscription of the notes should, however, be exempt.

Under the Commission’s proposal, the FTT could apply in certain circumstances to persons both within and outside of the participating Member States. Generally, it would apply to certain dealings in the notes where at least one party is a “financial institution,” and at least one party is established in a participating Member State. A financial institution may be, or be deemed to be, “established” in a participating Member State in a broad range of circumstances, including (a) by transacting with a person established in a participating Member State or (b) where the financial instrument which is subject to the dealings is issued in a participating Member State.

The Commission’s proposal remains subject to negotiation between the ten remaining participating Member States and the legality of the proposal is uncertain. It may therefore be altered prior to any implementation, the timing of which remains unclear. Additional EU Member States may decide to participate and/or certain of the participating Member States may decide to withdraw. Prospective holders of the notes are advised to seek their own professional advice in relation to the FTT.

Payments on the notes may be subject to U.S. withholding tax and/or penalties under the Foreign Account Tax Compliance Act or “FATCA” and the Common Reporting Standard or “CRS.”

Under the terms of FATCA and CRS, the Issuer will require all investors to provide documentary evidence of their tax residence and all other information deemed necessary to comply with FATCA and CRS. Furthermore, the Issuer may be required to withhold tax on certain payments to its investors who are not compliant with requests for information made by the Issuer in accordance with FATCA. Should the Issuer become subject to a withholding tax and/or penalties as a result of a non-compliance under FATCA and/or penalties as a result of a non-compliance under CRS, the value of the notes held by the holders may be materially affected.

CURRENCY CONVERSION

Principal, premium, if any, and interest payments on the notes, including any payments made upon any redemption of the notes, will be payable in euros. If the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or the euro is no longer used by the member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to us or so used. In such circumstances, the amount payable on any date in euros will be converted into U.S. dollars at the rate mandated by the Board of Governors of the Federal Reserve System as of the close of business on the second business day prior to the relevant payment date or, if the Board of Governors of the Federal Reserve System has not announced a rate of conversion, on the basis of the most recent U.S. dollar/euro exchange rate published in The Wall Street Journal on or prior to the second business day prior to the relevant payment date or, in the event The Wall Street Journal has not published such exchange rate, the rate will be determined in our sole discretion on the basis of the most recently available market exchange rate for euros. See “Description of Notes — Issuance in euros.” Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default (as defined in the indenture).

Investors will be subject to foreign exchange risks as to payments of principal of, and premium, if any, and interest on, the notes that may have important economic and tax consequences to them. See “Risk Factors.” You should consult your own financial and legal advisors as to the risks involved in an investment in the notes.

On March 3, 2023, the euro/USD rate of exchange was €1.00/U.S. $1.0616, as published by the Board of Governors of the Federal Reserve System.

USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of approximately €793 million, or $842 million, based on the euro/USD rate of exchange of €1.00/$1.0616, as of March 3, 2023, after deducting the underwriting discounts but not estimated offering expenses payable by us.

If the acquisition of EVO is consummated prior to the closing of this offering, we intend to use the net proceeds from this offering to repay borrowings under our revolving credit facility or commercial paper program incurred to finance the acquisition of EVO and any remaining net proceeds for general corporate purposes, including the refinancing of upcoming debt maturities.

The closing of this offering is not contingent upon the closing of the acquisition of EVO. If the acquisition of EVO is not consummated prior to the closing of this offering for any reason, we intend to use the net proceeds from this offering for general corporate purposes, which may include the refinancing of upcoming debt maturities. Pending use of the net offering proceeds as described above, we intend to invest the net proceeds in short-term interest-bearing accounts, securities or similar investments.

Our revolving credit facility matures in August 2027. Borrowings under our revolving credit facility bear interest, at our option, at a rate equal to (i) for Secured Overnight Financing Rate (“SOFR”) based currencies or certain alternative currencies, a secured overnight financing rate (subject to a 0.00% floor) plus a 0.10% credit spread adjustment or an alternative currency term rate (subject to a 0.00% floor), as applicable, (ii) for US dollar borrowings, a base rate, (iii) for US dollar borrowings, a daily floating secured overnight financing rate (subject to a 0.00% floor) plus a 0.10% credit spread adjustment, or (iv) for certain alternative currencies, a daily alternative currency rate (subject to a 0.00% floor), in each case, plus an applicable margin.

We have a $2.0 billion commercial paper program pursuant to which we may issue senior unsecured commercial paper (“commercial paper”) with maturities of up to 397 days from the date of issue. Commercial paper is expected to be issued at a discount from par, but may also bear interest, each at commercial paper market rates.

Certain of the underwriters and/or their respective affiliates are acting as agents, arrangers and/or lenders under our revolving credit facility. If the acquisition of EVO is consummated prior to the closing of this offering, we intend to use the net proceeds from this offering to repay borrowings under our revolving credit facility or commercial paper program incurred to finance the acquisition of EVO. Accordingly, such underwriters and/or their respective affiliates may receive a ratable portion of the net proceeds from this offering used to repay any such borrowings under our revolving credit facility. Because at least 5% of the net proceeds of this offering may be received by certain of these underwriters and/or their respective affiliates, such underwriters may be deemed to have a “conflict of interest” under FINRA Rule 5121. Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. See “Underwriting (Conflicts of Interest).”

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2022:

•	on an actual basis; and

•

on an as adjusted basis to give effect to the completion of this offering (and the expected application of the net proceeds from this offering) as described in “Use of Proceeds,” after deducting underwriters’ discounts and before deducting other estimated fees and expenses of this offering.

The offering of the notes is not conditioned upon the closing of the acquisition of EVO. The following table does not give effect to additional debt we may incur to fund all or part of the purchase price of the acquisition of EVO. You should read the table together with our consolidated financial statements and the notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2022, incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of December 31, 2022
(in thousands)	Actual	As Adjusted
Revolving credit facility	$—	$—
Existing senior notes(1)	11,884,010	11,884,010
Notes offered hereby:
4.875% Senior Notes due 2031 (2)	—	848,915
Convertible senior notes(1)	1,445,225	1,445,225
Commercial paper	—	—
Finance lease liabilities	32,435	32,435
Other borrowings	96,908	96,908

Total debt (including current maturities)	13,458,578	14,307,493

Total equity	22,540,210	22,540,210

Total capitalization	$35,998,788	$36,847,703

(1)	The carrying amounts of the existing senior notes and convertible senior notes in the table above are presented net of unamortized discount and unamortized debt issuance costs.
(2)

The carrying amounts of the 4.875% Senior Notes due 2031 in the table above are presented net of unamortized discount but do not reflect estimated offering expenses payable by Global Payments. The aggregate amount of the notes to be sold in this offering is based on the euro/USD rate of exchange of €1.00/ $1.0705 in effect on December 31, 2022.

DESCRIPTION OF THE NOTES

The description of notes in this prospectus supplement is only a summary and is intended to be an overview of the material provisions of the notes and the indenture, but is not intended to be comprehensive. Since this description of notes is only a summary of the specific terms of the notes offered hereby, you should refer to the indenture and the global note relating to the notes for a complete description of our obligations and your rights in respect of the notes. This description of notes is subject to, and qualified in its entirety by reference to, the actual provisions of the notes and the indenture. For information about how to obtain copies of the indenture from us, see “Where You Can Find More Information” in the accompanying prospectus and this prospectus supplement.

The notes are a separate series of “debt securities” as contemplated by the accompanying prospectus. We will issue the notes as a separate series of debt securities under the indenture, dated August 14, 2019, between the Company, as issuer, and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association) (“U.S. Bank”), as trustee (the “Base Indenture”). The Base Indenture will be supplemented by a sixth supplemental indenture, to be entered into concurrently with the delivery of the notes by the Company, U.S. Bank, as trustee, Elavon Financial Services DAC, UK Branch, as paying agent (the “Paying Agent”) and U.S. Bank, as registrar and transfer agent (the “Registrar”) for the notes (such supplemental indenture, together with the Base Indenture, collectively, referred to herein as the “indenture”). The terms of the notes include those provisions contained in the notes and those expressly set forth in the indenture, and those made part of the indenture by referencing the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The indenture does not limit the aggregate principal amount of debt securities (including the notes) that may be issued under it. We may from time to time, without notice to or the consent of the holders of the notes, create and issue additional notes having the same terms as, and ranking equally and ratably with, the notes in all respects (except for the issue date, the public offering price and, if applicable, the payment of interest accruing prior to the issue date of such additional notes and the first interest payment date); provided that if such additional notes are not fungible with the notes offered hereby for U.S. federal income tax purposes, such additional notes will have a separate CUSIP number. Such additional notes may be consolidated and form a single series with, and will have the same terms as to ranking, redemption, waivers, amendments or otherwise as, the notes, and will vote together as one class on all matters with respect to the notes.

When we refer to “we,” “us,” “our” or “the Company” in this section, we refer only to Global Payments and not our subsidiaries.

General

The notes will be initially issued in an aggregate principal amount of €800,000,000. The notes will be issued in the form of one or more fully registered global securities, without coupons, in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof. The notes will mature on March 17, 2031 (the “maturity date”), unless earlier redeemed or repurchased by us. Upon surrender on the maturity date, the notes will be repaid at 100% of their principal amount.

The notes will bear interest at the rate of 4.875% per annum from March 17, 2023, or from the most recent interest payment date through which interest has been paid or duly provided for. Interest on the notes will be calculated on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the notes (or March 17, 2023, if no interest has been previously paid on the notes), to but excluding the next scheduled interest payment date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Markets Association. Interest on the notes will be payable annually in arrears on March 17 of each year (such date is referred to as an “interest payment date”), beginning on March 17, 2024, until the principal amount has been paid or made available for payment, to holders of notes at the close of business on the immediately preceding March 3, whether or not a business day (such date is referred to as an “interest record date”). The rights of holders of beneficial interests of notes to receive the payments of interest on such notes are subject to the applicable procedures of Euroclear and Clearstream (or any other relevant depository or clearing system). If any interest payment date, maturity date or redemption date falls on a day that is not a Business Day, the payment will be made on the next Business Day, and no interest will accrue for the period from and after such interest payment date, maturity date or redemption date.

Issuance in euros

Initial holders will be required to pay for the notes in euros, and principal, premium, if any, and interest payments in respect of the notes will be payable in euros.

If the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or the euro is no longer used by the member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to us or so used. In such circumstances, the amount payable on any date in euros will be converted into U.S. dollars at the rate mandated by the Board of Governors of the Federal Reserve System as of the close of business on the second Business Day prior to the relevant payment date or, if the Board of Governors of the Federal Reserve System has not announced a rate of conversion, on the basis of the most recent U.S. dollar/euro exchange rate published in The Wall Street Journal on or prior to the second Business Day prior to the relevant payment date or, in the event The Wall Street Journal has not published such exchange rate, the rate will be determined in our sole discretion on the basis of the most recently available market exchange rate for euros. Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default (as defined in the indenture). Neither the trustee nor the Paying Agent shall be responsible for obtaining exchange rates, effecting conversions or otherwise handling redenominations.

Investors will be subject to foreign exchange risks as to payments of principal and interest that may have important economic and tax consequences to them. See “Risk Factors.”

Ranking

The notes will be our unsecured and unsubordinated indebtedness and will rank equally in right of payment with all of our future unsecured and unsubordinated indebtedness from time to time outstanding. Our obligations arising under the notes will not be secured by any of our assets or guaranteed by any of our subsidiaries.

The notes will be effectively subordinated to any secured indebtedness we currently have outstanding or may incur in the future, in each case to the extent of the value of the property and assets securing such indebtedness, and will be structurally subordinated in right of payment to the liabilities (including trade accounts payable) and preferred equity of our subsidiaries. See “Risk Factors—Risks Related to the Notes.”

As of December 31, 2022, we had outstanding, on a consolidated basis, approximately $13.3 billion of unsecured unsubordinated indebtedness (including $1.4 billion of convertible senior notes) and no secured indebtedness (in each case, excluding finance leases, software financing arrangements, settlement facilities and the notes offered hereby), and our subsidiaries, had no indebtedness to third parties (excluding finance leases, software financing arrangements, and settlement facilities) and had issued no preferred equity. We anticipate incurring indebtedness under our existing revolving credit facility and/or commercial paper program in connection with the financing of the acquisition of EVO. See “Use of Proceeds.”

The indenture does not contain any covenants or provisions that would afford the holders of the notes protection in the event of a highly leveraged or other transaction that is not in the best interests of the holders, except to the limited extent described below under the headings “—Change of control” and “—Certain covenants.”

Optional redemption

At any time prior to the Par Call Date, the notes will be redeemable in whole at any time or in part from time to time, at our option, at a redemption price calculated by us and equal to the greater of (1) 100% of the principal amount of the notes to be redeemed or (2) the sum of the present values of the Remaining Scheduled Payments of principal and interest thereon that would be due if the notes matured on the Par Call Date, determined by discounting to the redemption date, on an annual basis (ACTUAL/ACTUAL (ICMA)), such principal and interest at the applicable Comparable Government Bond Rate plus 35 basis points; plus accrued and unpaid interest, if any, to, but not including, the redemption date. Neither the trustee nor Paying Agent shall have any responsibility or liability for the calculation of the optional redemption price or for determining the rates or information in connection with such calculation.

In addition, on and after the Par Call Date, the notes will be redeemable in whole at any time or in part from time to time, at our option, at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest, if any, to, but not including, the redemption date.

“Comparable Government Bond” means, in relation to any Comparable Government Bond Rate calculation, at the discretion of an Independent Investment Banker, a German government bond whose maturity is closest to the maturity of the notes to be redeemed (assuming that such notes matured on their Par Call Date), or if the Independent Investment Banker in its discretion determines that such similar bond is not in issue, such other German government bond as such Independent Investment Banker may, with the advice of the Reference Bond Dealers, determine to be appropriate for determining the Comparable Government Bond Rate.

“Comparable Government Bond Rate” means the price (i.e., yield), expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), at which the gross redemption yield on the notes to be redeemed, if they were to be purchased at such price on the third Business Day prior to the date fixed for redemption, would be equal to the gross redemption yield on such Business Day of the Comparable Government Bond on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m.(London time) on such Business Day as determined by an Independent Investment Banker.

“Independent Investment Banker” means an independent investment bank that we appoint to act as the Independent Investment Banker from time to time.

“Par Call Date” means January 17, 2031 (two months prior to maturity).

“Reference Bond Dealer” means three firms that are brokers of, and/or market makers in German government bonds (each a “Primary Bond Dealer”) which we specify from time to time; provided, however, that if any of them ceases to be a Primary Bond Dealer, we will substitute another Primary Bond Dealer.

“Remaining Scheduled Payments” means, with respect to the notes to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related date of redemption thereof but for the redemption to the Par Call Date; provided, however, that, if that date of redemption is not an interest payment date with respect to such note, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon from the preceding interest payment date to that redemption date.

General

Notice of redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 but not more than 60 days before the redemption date to each holder of record of the notes to be redeemed at its registered address. The notice of redemption for the notes will state, among other things, the amount of notes to be redeemed, the redemption date, the redemption price and the place or places that payment will be made upon presentation and surrender of notes to be redeemed. Unless we default in payment of the redemption price, interest will cease to accrue on any notes that have been called for redemption at the redemption date.

If less than all of the notes are to be redeemed at our option, we will notify the trustee under the indenture at least 45 days prior to the redemption date, or any shorter period as may be satisfactory to the trustee, of the aggregate principal amount of the notes to be redeemed and the redemption date. The trustee or Paying Agent will select, in the manner as it deems fair and appropriate (subject to the customary procedures of the relevant depositary or clearing system), the notes to be redeemed. Notes may be redeemed in part in the minimum authorized denomination for notes or in any integral multiples of €1,000.

Any notice of redemption of the notes may, at our discretion, be subject to one or more conditions precedent with respect to completion of a corporate transaction (including, but not limited to, any, merger, acquisition, disposition, asset sale or corporate restructuring or reorganization) or financing (including, but not limited to, any incurrence of indebtedness (or entering into a commitment with respect thereto), sale and leaseback transaction, issuance of securities, equity offering or contribution, liability management transaction or other capital raise) and may be given prior to the completion thereof. If such redemption or purchase is so subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date.

Any notice of redemption may provide that payment of the redemption price and the performance of our obligations with respect to such redemption may be performed by another person.

Except as described herein and under “—Redemption for tax reasons,” the notes will not be redeemable by us prior to maturity and will not be entitled to the benefit of any sinking fund.

We may acquire notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise.

The notes are also subject to redemption prior to maturity if certain events occur involving United States taxation. If any of these special tax events do occur, the notes may be redeemed at a redemption price of 100% of their principal amount plus accrued and unpaid interest, if any, on the principal amount of the notes to, but excluding, the redemption date.

Payment of additional amounts

All payments in respect of the notes will be made by or on behalf of the Company without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature, imposed or levied by the United States or any taxing authority thereof or therein, unless such withholding or deduction is required by law. If such withholding or deduction is required by (i) the laws (or any regulations or rulings promulgated thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (ii) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in the United States or any political subdivision thereof), we will pay to a holder who is not a United States person such additional amounts on the notes as are necessary in order that the net payment by us or the Paying Agent of the principal of, and premium, if any, and interest on, the notes to such holder, after such withholding or deduction, will not be less than the amount provided in the notes to be then due and payable; provided, however, that the foregoing obligation to pay additional amounts shall not apply as determined by the Company:

(1)	to any tax, assessment or other governmental charge that would not have been imposed but for the holder, or a fiduciary, settlor, beneficiary, member or shareholder of the holder if the holder is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary holder, being considered as:

(a)

being or having been engaged in a trade or business in the United States or having or having had a permanent establishment in the United States or having or having had a qualified business unit which has the United States dollar as its functional currency;

(b)

having a current or former connection with the United States (other than a connection arising solely as a result of the ownership of the notes, the receipt of any payment or the enforcement of any rights thereunder) or being considered as having such relationship, including being or having been a citizen or resident of the United States;

(c)

being or having been a personal holding company, a passive foreign investment company or a controlled foreign corporation with respect to the United States or a foreign personal holding company that has accumulated earnings to avoid United States federal income tax;

(d)	being or having been an owner of a 10% or greater interest in the capital or profits of the Company within the meaning of Section 871(h)(3) of the Code or any successor provision; or

(e)	being a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business;

(2)

to any holder that is not the sole beneficial owner of the notes, or a portion of the notes, or that is a fiduciary, partnership or limited liability company, but only to the extent that a beneficiary or settlor with respect to the fiduciary or a beneficial owner or member of the partnership or limited liability company would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

(3)

to any tax, assessment or other governmental charge that would not have been imposed but for the failure of the holder or any other person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of the notes, if compliance is required by statute, by regulation of the United States or any taxing authority therein or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge (including, for the avoidance of doubt, any backup withholding tax imposed pursuant to Section 3406 of the Code (or any amended or successor provision));

(4)	to any tax, assessment or other governmental charge that is imposed otherwise than by withholding by us or a paying agent from the payment;

(5)

to any tax, assessment or other governmental charge that would not have been imposed but for a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

(6)	to any estate, inheritance, gift, sales, excise, transfer, wealth, capital gains or personal property tax or similar tax, assessment or other governmental charge;

(7)

to any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of or interest on any note, if such payment can be made without such withholding by at least one other paying agent;

(8)

to any tax, assessment or other governmental charge that would not have been imposed but for the presentation by the holder of any note, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(9)

to any withholding or deduction that is imposed on a payment pursuant to Sections 1471 through 1474 of the Code and related Treasury regulations, pronouncements relating thereto or official interpretations thereof or any successor provisions, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any applicable intergovernmental agreement entered into between the United States and any other governmental authority in connection with the implementation of the foregoing and any regulations or official law, agreement or interpretations thereof implementing an intergovernmental approach thereto; or

(10)	in the case of any combination of items (1), (2), (3), (4), (5), (6), (7), (8) and (9).

The notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable to the notes. Except as specifically provided under this heading “—Payment of additional amounts,” we will not be required to make any payment for any tax, duty, assessment or governmental charge of whatever nature imposed by any government or a political subdivision or taxing authority of or in any government or political subdivision.

As used under this heading “—Payment of additional amounts” and under the heading “—Redemption for tax reasons,” the term “United States” means the United States of America (including the states and the District of Columbia and any political subdivision thereof), and the term “United States person” means any individual who is a citizen or resident of the United States for U.S. federal income tax purposes, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia, including an entity treated as a corporation for Unites States income tax purposes, or any estate or trust the income of which is subject to United States federal income taxation regardless of its source.

Redemption for tax reasons

If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of the United States (or any taxing authority thereof or therein), or any change in, or amendments to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after the date of this prospectus supplement, we become or, based upon a written opinion of independent counsel selected by the Company, will become or there is a substantial probability that we will become obligated to pay additional amounts as described herein under the heading “—Payment of Additional Amounts” with respect to the notes, then we may at any time at our option, having given not less than 15 nor more than 60 days prior notice to holders, redeem, in whole, but not in part, the notes at a redemption price equal to 100% of the principal amount of the notes, together with accrued and unpaid interest, if any, on the notes being redeemed to, but excluding, the redemption date.

Change of control

If a Change of Control Repurchase Event occurs, unless we have exercised our right to redeem all of the notes as described under “—Optional redemption” on or prior to the date that is 30 days following such Change of Control Repurchase Event, each holder will have the right to require us to repurchase all or any part (equal to €100,000 and integral multiples of €1,000 in excess thereof) of such holder’s notes (the “Change of Control Offer”) at a purchase price in cash equal to 101% of the principal amount of the notes plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase (subject to the right of holders of record on the relevant interest record date to receive interest due on the relevant interest payment date) (the “Change of Control Payment”); provided that after giving effect to the repurchase, any notes that remain outstanding shall have a denomination of €100,000 or integral multiples of €1,000 in excess thereof.

Within 30 days following any Change of Control Repurchase Event, or, at our option, prior to any Change of Control but after any public announcement of the transaction that constitutes or may constitute the Change of Control, unless we have exercised our right to redeem all of the notes as described under “—Optional redemption,” we will mail with a copy to the trustee or cause the trustee to mail a notice by first-class mail (or otherwise deliver in accordance with the applicable procedures of Clearstream or Euroclear) to each holder, stating:

•

that such Change of Control Repurchase Event has occurred (or, in the case of a notice provided prior to a Change of Control but after a public announcement of the transaction that constitutes or may constitute a Change of Control, that such Change of Control Repurchase Event is expected to occur) and that such holder has the right to require us to repurchase such holder’s notes at a purchase price in cash equal to 101% of the outstanding principal amount of the notes plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase (subject to the right of holders of record on the relevant interest record date to receive interest due on the relevant interest payment date);

•

the date of repurchase (which shall be no earlier than 15 days nor (except to the extent that such notice is conditioned on the occurrence of the Change of Control Repurchase Event) later than 60 days from the date the Change of Control Offer is mailed, other than as may be required by law), which date, in a notice conditioned on the occurrence of a Change of Control Repurchase Event, may be designated by reference to the date that such condition is satisfied, rather than a specific date (the “Change of Control Payment Date”);

•	the procedures determined by us, consistent with the indenture, that a holder must follow in order to have its notes repurchased; and

•

the notice will, if mailed or otherwise delivered prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring.

On the Change of Control Payment Date, we will, to the extent lawful:

•

accept for payment all notes or portions of notes (equal to €100,000 and integral multiples of €1,000 in excess thereof) properly tendered and not properly withdrawn pursuant to the Change of Control Offer;

•	deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes so tendered; and

•

deliver or cause to be delivered to the trustee the notes so accepted together with an officer’s certificate stating the aggregate principal amount of notes or portions of notes being repurchased by us.

If the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, will be paid to the Person in whose name a note is registered at the close of business on such interest record date, and no additional interest will be payable to holders who tender pursuant to the Change of Control Offer.

Except as described above with respect to a Change of Control Repurchase Event, the indenture does not contain provisions that permit the holders to require us to repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

We will not be required to make the Change of Control Offer upon a Change of Control Repurchase Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by us and repurchases all notes validly tendered and not withdrawn under the Change of Control Offer.

In connection with any Change of Control Offer for the notes, if holders of not less than 90% in aggregate principal amount of the outstanding notes validly tender and do not withdraw such notes in such tender offer and the Company, or any third party making such tender offer in lieu of the Company as described above, purchases all such notes validly tendered and not withdrawn by such holders, the Company or such third party will have the right, upon not less than 15 but not more than 60 days’ notice mailed, or delivered electronically if such notes are held by Clearstream or Euroclear, by the Company to each holder of such notes (provided, that such notice is given not more than 30 days following the repurchase date pursuant to such Change of Control Offer), to redeem all the notes that remain outstanding following such purchase at a price in cash equal to 101% of the outstanding principal amount of the notes plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date (subject to the right of holders of record on the relevant interest record date to receive interest due on the relevant interest payment date).

We will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act in connection with the repurchase of notes pursuant to the Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of the indenture, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations described in the indenture by virtue of the conflict.

Our ability to repurchase notes pursuant to the Change of Control Offer may be limited by a number of factors. Certain events that may constitute a change of control under the indebtedness of us and our subsidiaries and cause a default under the agreements related to such indebtedness but may not constitute a Change of Control Repurchase Event under the indenture. Future indebtedness of ours and our subsidiaries may also contain prohibitions of certain events that would constitute a Change of Control Repurchase Event or require such indebtedness to be repurchased upon a Change of Control Repurchase Event. Moreover, the exercise by the holders of their right to require us to repurchase the notes could cause a default under such indebtedness, even if a Change of Control Repurchase Event itself does not, due to the financial effect of such repurchase on us. Finally, our ability to pay cash to the holders upon a repurchase may be limited by our then-existing financial resources. We cannot assure you that sufficient funds will be available when necessary to make any required repurchases. See “Risk Factors—Risks Related to the Notes—We may not be able to repurchase all of the notes upon a Change of Control Repurchase Event, which would result in a default under the notes.”

The definition of Change of Control below includes a sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the assets of Global Payments and our subsidiaries taken as a whole to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than to us or our subsidiaries. Although there is a limited body of case law interpreting the phrase “all or substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” assets. As a result, it may be unclear as to whether or not a Change of Control, and thus a Change of Control Repurchase Event, has occurred and whether or not a holder of notes may require us to make an offer to repurchase the notes as described above.

The provisions under the indenture relative to our obligation to make an offer to repurchase the notes as a result of a Change of Control Repurchase Event may be waived or modified with the written consent of the holders of a majority in principal amount of the outstanding notes.

For purposes of this “—Change of control” section, the following terms have the following meanings: “Change of Control” means:

•

the consummation of any transaction (including any merger or consolidation) the result of which is that any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of our Voting Stock;

•

we consolidate with, or merge with or into, any Person, or any Person consolidates with, or merges with or into us, in any such event pursuant to a transaction in which any of our outstanding Voting Stock or the outstanding Voting Stock of such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of our Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person immediately after giving effect to such transaction;

•

the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Global Payments and our subsidiaries taken as a whole to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than to us or our subsidiaries; or

•	the adoption by our shareholders of a plan or proposal for our liquidation or dissolution.

Notwithstanding the foregoing, a transaction will not be considered to be a Change of Control if (a) we become a direct or indirect wholly-owned subsidiary of a Person and (b) immediately following that transaction, (1) the direct or indirect holders of the Voting Stock of such Person are substantially the same as the holders of our Voting Stock immediately prior to that transaction or (2) no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is the beneficial owner, directly or indirectly, of more than a majority of the Voting Stock of such Person.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Rating Event.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s); and a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P).

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Rating Agency” means each of S&P and Moody’s or, to the extent S&P or Moody’s does not make a rating on the notes publicly available, a “nationally recognized statistical rating organization” (as such term is defined in Section 3(a)(62) of the Exchange Act) or “organizations”, as the case may be, selected by us, which shall be substituted for S&P or Moody’s, as the case may be.

“Rating Event” means the ratings of the notes are decreased from Investment Grade by each of the Rating Agencies to below Investment Grade by each of the Rating Agencies on any date during the period commencing on the date of the first public notice by us of any arrangement that could result in a Change of Control (the “rating date”) and ending 60 days following public notice by us of the consummation of such Change of Control (which period shall be extended so long as the rating of the notes is under publicly announced consideration for a possible downgrade by either Rating Agency as a result of such Change of Control); provided that a Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Rating Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agency or Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Rating Event).

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.

“Voting Stock” of any specified Person as of any date means the capital stock of such Person that is at the time entitled to vote generally in the election of the board of directors of such Person.

Certain covenants

The indenture contains the following covenants in respect of the notes offered hereby.

Limitations on liens

We will not (nor will we permit any of our Restricted Subsidiaries to) incur, issue, permit to exist, assume or guarantee any indebtedness for borrowed money if such indebtedness (in the case of an incurrence, issuance, permission to exist or assumption thereof by us or any of our Restricted Subsidiaries) or any such guarantee (in the case of a guarantee by us or any of our Restricted Subsidiaries) is or becomes secured by a Lien on any of our or our Restricted Subsidiaries’ Principal Properties or on any stock or indebtedness for borrowed money of any of our Restricted Subsidiaries, whether now owned or hereafter acquired, without effectively providing that the notes (together with, if we shall so determine, any other indebtedness or obligations of us or any of our Restricted Subsidiaries ranking equally with the notes and then existing or thereafter created) shall be secured equally and ratably with (or prior to) such indebtedness for borrowed money or guarantee (as applicable) until such time as such indebtedness or guarantee (as applicable) is no longer secured by such Lien, except for any such indebtedness or guarantee to the extent secured by:

(1)	Liens existing as of the issue date of the notes or that we or any of our Restricted Subsidiaries have agreed to pursuant to the terms of agreements existing as of the issue date of the notes;

(2)	Liens granted after the issue date of the notes, created in favor of the holders of the notes;

(3)

Liens which are incurred to extend, renew or refinance (or in connection with any successive extension, renewal or refinancing of) indebtedness for borrowed money or a guarantee of indebtedness for borrowed money which is secured by Liens permitted to be incurred under clauses (1), (2) or (4) of the first paragraph of this “—Limitation on liens” section or paragraphs (1), (3), (4) or (5) of the definition of “Permitted Liens,” in each case so long as (A) such Liens are limited to all or part of substantially the same property which secured the Liens extended, renewed or replaced plus improvements on such property, and (B) the amount of such indebtedness secured is not increased (other than by the amount equal to any costs and expenses (including any premiums, fees or penalties) incurred in connection with any extension, renewal or refinancing); and

(4)

Liens created in substitution of any Liens permitted by clauses (1) through (3) of the first paragraph of this “—Limitation on liens” section or paragraphs (1), (3), (4) or (5) of the definition of “Permitted Liens,” provided that, (i) based on a good faith determination of a senior officer of the Company, the assets encumbered by such substitute or replacement Lien are substantially similar in nature to the assets encumbered by the otherwise permitted Lien that is being replaced and (ii) the amount of such indebtedness secured is not increased (other than by the amount equal to any costs and expenses (including any premiums, fees or penalties) incurred in connection with any extension, renewal or refinancing); and

(5)	Permitted Liens.

Notwithstanding the foregoing, we and any of our Restricted Subsidiaries may incur, issue, permit to exist, assume or guarantee any indebtedness for borrowed money without securing the notes equally and ratably with (or prior to) such indebtedness or guarantee if, at the time of such incurrence, issuance, permission to exist, assumption or guarantee, after giving effect thereto and to the retirement of any indebtedness that is being retired substantially concurrently, the aggregate amount of all such outstanding indebtedness for borrowed money or guarantees thereof secured by Liens upon any Principal Properties or stock or indebtedness for borrowed money of any of our Restricted Subsidiaries, other than Liens described in clauses (1) through (5) above, does not at such time exceed 10% of Consolidated Total Assets.

Consolidation, merger or sale of assets

We will not consolidate with, or merge with or into, any other Person (other than in a merger or consolidation in which the Company is the continuing Person) or sell, convey, transfer, lease or otherwise dispose of all or substantially all of our assets (in one transaction or a series of related transactions) to any other Person (other than one or more subsidiaries of the Company), unless:

(1)

the Person (if other than us) formed by such consolidation or into which we are merged, or to which our assets shall be sold, conveyed, transferred, leased or otherwise disposed of, shall be a Person organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the trustee, all of our obligations on the notes and under the indenture;

(2)

immediately after giving effect to the transaction referred to in clause (1), no Event of Default or any event that is, or after notice or passage of time or both would be, an Event of Default, shall have occurred and be continuing; and

(3)

we shall have delivered to the trustee (a) an opinion of counsel stating that such consolidation, merger or sale, conveyance, transfer, lease or other disposition and such supplemental indenture (if any) complies with the relevant provision and that all conditions precedent provided for in the indenture relating to such transaction have been complied with and (b) an officer’s certificate to the effect that immediately after giving effect to such transaction, no default shall have occurred and be continuing.

Upon any consolidation or merger, or any sale, conveyance, transfer, lease or other disposition of all or substantially all of our assets in accordance with the foregoing, the successor Person formed by such consolidation or into which we are merged or to which such sale, conveyance, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, us under the indenture, except in the case of a lease, with the same effect as if such successor Person had been named in our place in the indenture, and we shall be relieved of all obligations and covenants under the indenture and the notes.

Notwithstanding the foregoing, any sale, conveyance, transfer or other disposition of assets between or among us and our subsidiaries is not prohibited by or restricted under the indenture.

Definitions

For purposes of this “Description of the Notes” section, the following terms have the following meanings:

“Business Day” means any day that is not a Saturday, a Sunday or a day on which banking institutions are authorized or required to be closed in the State of New York.

“Consolidated Total Assets” means, as of any date of determination, the total assets as reflected on the Company’s most recent consolidated balance sheet prepared in accordance with generally accepted accounting principles applied on a consistent basis (calculated on a pro forma basis to give effect to any acquisitions and dispositions made subsequent to the date of such consolidated balance sheet and prior to or concurrent with the determination of Consolidated Total Assets).

“Lien” means a mortgage, security interest, pledge or lien or other similar encumbrance.

“Permitted Liens” means:

(1)

Liens on property to secure the payment of all or any part of the cost of acquisition, construction, development or improvement of such property, or to secure indebtedness incurred to provide funds for any such purpose, provided that the commitment of the creditor to extend the credit secured by any such Lien shall have been obtained not later than 365 days after the later of (a) the completion of the acquisition, construction, development or improvement of such property or (b) the placing in operation of such property;

(2)	Liens in favor of us or any of our subsidiaries;

(3)

any Lien (x) existing on property of a Person at the time of its consolidation with or merger into us or a subsidiary of ours or (y) existing on any property acquired by us or any subsidiary of ours at the time such property is so acquired (whether or not the indebtedness secured thereby shall have been assumed); provided that in each such case, (A) such Lien was not created or assumed in contemplation of such consolidation or merger or such Person’s becoming a subsidiary of ours or such acquisition of property and (B) such Lien shall extend solely to the property so acquired and improvements thereon or in the case of an acquisition of a subsidiary, the assets of the subsidiary, and in each case, proceeds thereof;

(4)

Liens on property in favor of the United States of America or any state thereof, or in favor of any other country, or any department, agency, instrumentality or political subdivision thereof (including, without limitation, security interests to secure indebtedness of the pollution control or industrial revenue type) in order to permit us or any of our subsidiaries to perform a contract or to secure indebtedness incurred for the purpose of financing all or any part of the purchase price for the cost of constructing or improving the property subject to such security interests or which is required by law or regulation as a condition to the transaction of any business or the exercise of any privilege, franchise or license;

(5)

Liens securing obligations arising under or related to (i) the transfer of cash or other property with respect to any credit or debit card charge, check or other instrument, electronic funds transfer, or other type of paper-based or electronic payment, transfer, or charge transaction for which a Person acts as a processor, remitter, funds recipient or funds transmitter in the ordinary course of its business (each such transaction, a “Settlement”) and (ii) any payment or reimbursement obligation in respect of the transfer, or contractual undertaking (including by automated clearing house transaction) to effect a transfer, of cash or other property to effect a Settlement (including, for the avoidance of doubt, any agreement with a bank or financial institution providing for short term financing for the purpose of funding any Settlement); and

(6)	Liens securing Securitized Indebtedness and receivables factoring, discounting, facilities or securitizations.

“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or any agency or political subdivision thereof or any other entity of whatever nature.

“Principal Property” means the real property, fixtures, machinery and equipment relating to any facility that is real property located within the territorial limits of the United States of America (excluding its territories and possessions and Puerto Rico) owned by Global Payments or any of its subsidiaries, except for any facility that (i) has a net book value, on the date of determination as to whether a property is a principal property is being made, of less than 2% of our Consolidated Total Assets or (ii) in the opinion of the board of directors of Global Payments, is not of material importance to the business conducted by us and our subsidiaries, taken as a whole.

“Restricted Subsidiary” means (i) any subsidiary of ours that constitutes a “significant subsidiary” (as such term is defined in Regulation S-X, promulgated pursuant to the Securities Act of 1933, as amended (the “Securities Act”), as such regulation is in effect on the date of the indenture), and (ii) any other subsidiary of ours that holds any Principal Property, in each case excluding (a) any subsidiary which is not organized under the laws of any state of the United States of America, (b) any subsidiary which conducts the major portion of its business outside the United States of America and (c) any subsidiary of any of the foregoing.

“Securitized Indebtedness” means, with respect to any Person as of any date, the reasonably expected liability of such Person for the repayment of, or otherwise relating to, all accounts receivable, general intangibles, chattel paper or other financial assets and related rights and assets sold or otherwise transferred by such Person, or any subsidiary or affiliate thereof, on or prior to such date.

“subsidiary” means a corporation or other business entity of which more than 50% of the outstanding voting stock is owned, directly or indirectly, by the Company or by one or more other subsidiaries, or by the Company and one or more other subsidiaries. For the purposes of this definition, “voting stock” means stock which ordinarily has voting power for the election of directors, managers, trustees or equivalent of such corporation, whether at all times or only as long as no senior class of stock has such voting power by reason of any contingency.

Events of Default

Each of the following is an “Event of Default” with respect to the notes:

(1)	the failure to pay interest on the notes when the same becomes due and payable, and the default continues for a period of 30 days;

(2)	the failure to pay the principal (or premium, if any) of the notes, when such principal (or premium, if any) becomes due and payable, at maturity, upon acceleration, upon redemption or otherwise;

(3)

a default in the observance or performance of any other covenant or agreement contained in the indenture, and the default continues for a period of 90 days after written notice thereof to us by the trustee or the holders of least 25% in the aggregate principal amount of outstanding notes, specifying the default (and demanding that such default be remedied);

(4)	the failure to repurchase notes tendered for repurchase following the occurrence of a Change of Control Repurchase Event in compliance with the covenant set forth under “—Change of control”;

(5)

(a) a failure to make any payment at maturity, including any applicable grace period, on any of our indebtedness for borrowed money or the payment of which is guaranteed by us in an aggregate principal amount in excess of $300 million at any one time and continuance of this failure to pay or (b) a default on any of our indebtedness for borrowed money or the payment of which is guaranteed by us, which default results in the acceleration of the principal of any of our indebtedness for borrowed money in an aggregate principal amount in excess of $300 million without such indebtedness having been discharged or the acceleration having been cured, waived, rescinded or annulled, for a period of, in the case of clause (a) or (b) above, 60 days or more after written notice thereof to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of outstanding notes; provided, however, that if the failure, default or acceleration referred to in clause (a) or (b) above shall cease or be cured, waived, rescinded or annulled, then the Event of Default shall be deemed cured; and

(6)	certain events of bankruptcy or insolvency with respect to us.

If an Event of Default (other than an Event of Default specified in clause (6) above), shall occur and be continuing, the trustee or the holders of at least 25% of the principal amount of the notes may declare the principal of and accrued interest on the notes to be due and payable by notice in writing to us and the trustee (if given by the holders) specifying the respective Event of Default and that it is a “notice of acceleration,” and the same shall become immediately due and payable.

Notwithstanding the foregoing, if an Event of Default specified in clause (6) above occurs and is continuing, then all unpaid principal of and premium, if any, and accrued and unpaid interest on the notes shall automatically become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder.

At any time after a declaration of acceleration with respect to the notes as described above, the holders of a majority in principal amount of the notes, by written notice to us and the trustee, may rescind and annul such declaration and its consequences if:

(1)	the rescission would not conflict with any judgment or decree;

(2)	all existing Events of Default have been cured or waived, except nonpayment of principal or interest that has become due solely because of the acceleration; and

(3)

to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid.

No such rescission shall affect any subsequent Event of Default or impair any right consequent thereto. Holders of not less than a majority in principal amount of the notes may waive any existing default or Event of Default and its consequences, except a default in the payment of the principal of or interest on such notes.

Holders may not enforce the indenture except as provided in the indenture and under the Trust Indenture Act. Subject to the provisions of the indenture relating to the duties of the trustee in case an Event of Default shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or discretion of any of the holders, unless the holders shall have offered to the trustee security or indemnity satisfactory to the trustee. During the existence of an Event of Default, the trustee will exercise such rights and powers vested in it by the indenture, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of its own affairs. Subject to such provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the notes in accordance with the terms of the indenture. Nothing herein shall impair the right of a holder to institute suit for the enforcement of any payment on or with respect to the notes.

We will be required to furnish to the trustee annually a statement by certain of our officers as to whether or not we, to his or her knowledge, are in compliance with all conditions and covenants of the notes and the indenture.

Modification, amendment and waiver of the indenture

From time to time, we and the trustee, without the consent of the holders of the notes, may amend the indenture and the terms of the notes for certain specified purposes, including:

(1)	to cure any ambiguity, defect or inconsistency;

(2)	to provide for uncertificated notes in addition to or in place of certificated notes;

(3)	to comply with the requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

(4)	to evidence and provide for the acceptance of appointment by a successor trustee;

(5)	to conform the terms of the indenture or the notes to any provision or other description of the notes, as the case may be, contained in this prospectus supplement and the accompanying prospectus;

(6)	to provide for the assumption by a successor Person of our obligations under the indenture and the notes, in each case in compliance with the provisions thereof;

(7)	to provide for the issuance of any additional notes under the indenture;

(8)	to comply with the rules of any applicable securities depository;

(9)

to make any change that would provide any additional rights or benefits to the holders of the notes (including to secure the notes, add guarantees with respect thereto, transfer any property to or with the trustee, add to the Company’s covenants for the benefit of the holders, add any additional events of default for the notes, or surrender any right or power conferred upon the Company) or that does not adversely affect the legal rights hereunder of any holder in any material respect;

(10)

to change or eliminate any restrictions on the payment of principal or premium, if any, on notes in registered form; provided that any such action shall not adversely affect the interests of the holders in any material respect;

(11)

to supplement any provision of the indenture as shall be necessary to permit or facilitate the defeasance and discharge of the notes in accordance with the indenture; provided that such action shall not adversely affect the interests of any of the holders in any material respect;

(12)

to change or eliminate any of the provisions of the indenture so long as such change or elimination does not affect any notes which are outstanding under the indenture prior to the effectiveness of such change or elimination; or

(13)	to make any change that does not adversely affect the interests of any holder of the notes in any material respect.

The holders of at least a majority in principal amount of the outstanding notes may, on behalf of the holders of all notes, waive any past default under the indenture and its consequences, except a default in the payment of the principal of, or premium, if any, or interest on, any notes or in respect of a covenant or provision that under the indenture cannot be modified or amended without the consent of each holder. In addition, the holders of a majority in aggregate principal amount of the outstanding notes may, on behalf of the holders of all notes, waive compliance by us with certain covenants of the indenture or the notes. However, without the consent of each holder of the notes, no amendment or waiver may:

(1)	reduce the percentage in principal amount of outstanding notes whose holders must consent to an amendment or waiver;

(2)	reduce the rate of, change or have the effect of changing the time for payment of interest, including defaulted interest, on the notes;

(3)	reduce the principal of or change the fixed maturity of the notes, or reduce the redemption price or repurchase price of the notes;

(4)	make the notes payable in currency other than that stated in the notes or change the place of payment of the notes from that stated in the notes or in the indenture;

(5)

make any change in provisions of the indenture protecting the right of each holder to receive payment of principal of and interest on the notes on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date) or to bring suit to enforce such payment, or permitting holders holding a majority in principal amount of the notes to waive defaults or Events of Default; or

(6)

make any change in these amendment and waiver provisions, except to increase any such percentage or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of each holder of the notes.

In signing or refusing to sign an amendment to the indenture, the trustee will be entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an opinion of counsel and an officer’s certificate. Other than as expressly set forth herein, other modifications and amendments of the indenture or the notes may be made with the consent of the holders of a majority in principal amount of the then-outstanding notes.

Satisfaction and discharge; defeasance

Satisfaction and discharge

The indenture will at our request be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the notes issued thereunder, as expressly provided for in such indenture, and rights to receive payments of principal of and premium, if any, and interest on such notes) as to all outstanding notes, when:

1.	either:

(a)

all notes theretofore authenticated and delivered (except lost, stolen or destroyed notes which have been replaced or paid and notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by us and thereafter repaid to us or discharged from such trust) have been delivered to the trustee for cancellation; or

(b)

all notes not theretofore delivered to the trustee for cancellation (1) have become due and payable or (2) will become due and payable at their stated maturity within one year, or are to be called for redemption within one year, under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name, and at our expense, and we have irrevocably deposited or caused to be deposited with the trustee cash or U.S. government securities or a combination thereof as trust funds in trust solely for the benefit of the holders in an amount sufficient (without consideration of any reinvestment of interest) to pay and discharge the entire indebtedness on the notes not theretofore delivered to the trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of notes that have become due and payable) or to the maturity date or redemption date, as the case may be; provided that upon any redemption that requires the payment of a premium, the amount deposited shall be sufficient to the extent that an amount is deposited with the trustee equal to the premium calculated as of the date of the notice of redemption, with any deficit on the date of redemption (any such amount, the “Applicable Premium Deficit”) only required to be deposited with the trustee on or prior to the date of redemption (it being understood that any satisfaction and discharge shall be subject to the condition subsequent that such deficit is in fact paid). Any Applicable Premium Deficit shall be set forth in an officers’ certificate delivered to the trustee simultaneously with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption;

2.	we have paid all other sums payable under the indenture by us; and

3.

we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with.

Full defeasance

We can legally release ourselves from any payment or other obligations on the notes (called “full defeasance”) if the following conditions are met:

•

we irrevocably deposit in trust for the benefit of holders of notes cash or U.S. Government or U.S. government agency notes or bonds, or a combination thereof, in such amounts as will, in the opinion of an independent accounting firm (which shall be delivered to the trustee) in the case of deposit of assets other than cash, generate enough cash to make interest, principal, any premium and any other payments on the notes on their due date; and

•

either there is a change in current U.S. federal tax law or the Internal Revenue Service has published a ruling or we have received a ruling from the Internal Revenue Service, and based on that change or ruling, a legal opinion of our counsel has been delivered to the trustee confirming that beneficial owners of notes will not recognize gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as if no defeasance had occurred.

If we accomplish a full defeasance, as described above, holders of notes would have to rely solely on the trust deposit for repayment of the notes. Holders could not look to us for repayment in the event of any shortfall. However, even if we make the deposit in trust and deliver an opinion as discussed above, we will remain subject to obligations to exchange or register the transfer of notes, to replace stolen, lost or mutilated notes, to maintain paying agencies, to hold moneys for payment in trust and, if applicable, to effect conversion of notes.

Covenant defeasance

Under current U.S. federal tax law, we can make the same type of deposit described above and be released from some of the covenants on the notes. This is called “covenant defeasance.” In that event, holders of the notes would lose the protection of those covenants but would gain the protection of having money and securities set aside in trust to repay such notes. In order to achieve covenant defeasance, we must do the following:

•

deposit in trust for the benefit of holders of notes cash or U.S. Government or U.S. Government agency notes or bonds, or a combination thereof, in such amounts as will, in the opinion of an independent accounting firm (which shall be delivered to the trustee) in the case of deposit of assets other than cash, generate enough cash to make interest, principal, any premium and any other payments on the notes on their due date; and

•

deliver to the trustee a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing beneficial owners of notes to be taxed on the notes any differently than if we did not make the deposit and instead repaid the notes ourselves when due.

If we accomplish covenant defeasance, you can still look to us for repayment of the notes if there were a shortfall in the trust deposit. In fact, if one of the Events of Default occurred (such as our bankruptcy) and the notes become immediately due and payable, there may be such a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

The trustee

U.S. Bank will act as trustee for the notes. We have other customary banking relationships with U.S. Bank and its affiliates in the ordinary course of business.

The indenture and the provisions of the Trust Indenture Act contain certain limitations on the rights of the trustee, should it become a creditor of us, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the Trust Indenture Act, the trustee will be permitted to engage in other transactions; provided that if the trustee acquires any conflicting interest as described in the Trust Indenture Act, it must eliminate such conflict or resign.

The trustee may resign at any time by giving written notice thereof to us. The trustee may also be removed by act of the holders of a majority in principal amount of the then-outstanding notes. No resignation or removal of the trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the indenture.

No personal liability of directors, officers, employees, incorporator and shareholders

The indenture provides that no director, officer, employee, incorporator, agent, shareholder or affiliate of the Company, as such, shall have any liability for any obligations under the notes or the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of the notes, by accepting a note waives and releases all such liability. This waiver and release are part of the consideration for issuance of the notes.

Unclaimed funds

All funds deposited with the trustee or any paying agent for the payment of principal, interest, premium or additional amounts in respect of the notes that remain unclaimed for two years after the maturity date of such notes will be repaid to the Company upon its request. Thereafter, any right of any holder of notes to such funds shall be enforceable only against the Company, and the trustee and paying agents will have no liability therefore.

Governing law

The notes and the indenture will be governed by and construed in accordance with the laws of the State of New York.

Book-entry procedures

Global clearance and settlement

The notes will be issued in the form of one or more global notes in fully registered form, without coupons, and will be deposited with, or on behalf of, a common depositary, and registered in the name of the nominee of the common depositary, for, and in respect of interests held through, Euroclear and Clearstream. Except as described herein, certificates will not be issued in exchange for beneficial interests in the global notes.

Except as set forth below, the global notes may be transferred, in whole and not in part, only to Euroclear or Clearstream or their respective nominees.

Beneficial interests in the global notes will be represented, and transfers of such beneficial interests will be effected, through accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in Euroclear or Clearstream. Those beneficial interests will be in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof. Investors may hold notes directly through Euroclear or Clearstream, if they are participants in such systems, or indirectly through organizations that are participants in such systems.

For so long as the notes are represented by a global note deposited with, and registered in the name of a nominee for, a common depositary for Euroclear and/or Clearstream, each person (other than Euroclear or Clearstream) who is for the time being shown in the records of Euroclear or of Clearstream as the holder of a particular nominal amount of the notes (in which regard any certificate or other document issued by Euroclear or Clearstream as to the nominal amount of the notes standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest error) shall upon their receipt of a certificate or other document be treated by us, the trustee and any paying agent as the holder of such nominal amount of the notes and the registered holder of the global note shall be deemed not to be the holder for all purposes other than with respect to the payment of principal or interest on such nominal amount of the notes, for which purpose the registered holder of the relevant global note shall be treated by the Company, the trustee and any paying agent as the holder of such nominal amount of the notes in accordance with and subject to the terms of the global note and the expressions “noteholder” and “holder of notes” and related expressions shall be construed accordingly.

We have been advised by Clearstream and Euroclear, respectively, as follows:

Clearstream

Clearstream, has advised that it is incorporated under the laws of Luxembourg and licensed as a bank and professional depositary. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream has established an electronic bridge with the Euroclear Operator (as defined below) to facilitate the settlement of trades between the nominees of Clearstream and Euroclear. As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with, a Clearstream participant, either directly or indirectly.

Distributions with respect to notes held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures.

Euroclear

Euroclear has advised that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank SA/NV (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of Euroclear, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no records of or relationship with persons holding through Euroclear participants.

Distributions with respect to the notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions.

Euroclear and Clearstream arrangements

So long as Euroclear or Clearstream or their nominee or their common depositary is the registered holder of the global notes, Euroclear, Clearstream or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such global notes for all purposes under the indenture and the notes. Payments of principal, interest and additional amounts, if any, in respect of the global notes will be made to Euroclear, Clearstream, such nominee or such common depositary, as the case may be, as registered holder thereof. None of us, the trustee, any paying agent, any underwriter and any affiliate of any of the above or any person by whom any of the above is controlled (as such term is defined in the Securities Act) will have any responsibility or liability for any records relating to or payments made on account of beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Distributions of principal, premium, if any, and interest with respect to the global notes will be credited in euros to the extent received by Euroclear or Clearstream from the Paying Agent to the cash accounts of Euroclear or Clearstream customers in accordance with the relevant system’s rules and procedures.

Because Euroclear and Clearstream can only act on behalf of participants, who in turn act on behalf of indirect participants, the ability of a person having an interest in the global notes to pledge such interest to persons or entities which do not participate in the relevant clearing system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate in respect of such interest.

Initial settlement

We understand that investors that hold their notes through Clearstream or Euroclear accounts will follow the settlement procedures that are applicable to conventional eurobonds in registered form. Subject to applicable procedures of Clearstream and Euroclear, notes will be credited to the securities custody accounts of Clearstream and Euroclear participants on the Business Day following the settlement date, for value on the settlement date.

Secondary market trading

Because the purchaser determines the place of delivery, it is important to establish at the time of trading of any notes where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

We understand that secondary market trading between Clearstream and/or Euroclear participants will occur in the ordinary way following the applicable rules and operating procedures of Clearstream and Euroclear. Secondary market trading will be settled using procedures applicable to conventional eurobonds in global registered form.

You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the notes through Clearstream and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream and Euroclear on the same Business Day as in the United States. U.S. investors who wish to transfer their interests in the notes, or to make or receive a payment or delivery of the notes, on a particular day, may find that the transactions will not be performed until the next Business Day in Luxembourg or Brussels, depending on whether Clearstream or Euroclear is used.

Clearstream or Euroclear will credit payments to the cash accounts of Clearstream customers or Euroclear participants, as applicable, in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder under the indenture on behalf of a Clearstream customer or Euroclear participant only in accordance with its relevant rules and procedures.

Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the notes among participants of Clearstream and Euroclear. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.

Exchange of global notes for certificated notes

Subject to certain conditions, the notes represented by the global notes are exchangeable for certificated notes in definitive form of like tenor in minimum denominations of €100,000 principal amount and multiples of €1,000 in excess thereof if:

(1)

the common depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for the global notes and we fail to appoint a successor depositary within 90 calendar days;

(2)	we, at our option, notify the trustee in writing that we elect to cause the issuance of certificated notes; or

(3)	there has occurred and is continuing an Event of Default with respect to the notes.

In all cases, certificated notes delivered in exchange for any global note or beneficial interest therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the common depositary (in accordance with its customary procedures).

Payments (including principal, premium and interest) and transfers with respect to notes in certificated form may be executed at the office or agency maintained for such purpose in London (initially the corporate trust office of the Paying Agent) or, at our option, by check mailed to the holders thereof at the respective addresses set forth in the register of holders of the notes (maintained by the Registrar), provided that all payments (including principal, premium and interest) on notes in certificated form, for which the holders thereof have given wire transfer instructions, will be required to be made by wire transfer of immediately available funds to the accounts specified by the holders thereof. No service charge will be made for any registration of transfer, but payment of a sum sufficient to cover any tax or governmental charge payable in connection with that registration may be required.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

General

The following is a general discussion of certain material U.S. federal income tax considerations applicable to U.S. Holders and Non-U.S. Holders (both as defined below) relating to the ownership and disposition of the notes. This summary only applies to those beneficial owners that purchase notes in the initial offering at the initial offering price and that hold notes as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment). This summary is based upon current provisions of the Code, existing and proposed Treasury regulations promulgated thereunder, judicial decisions and rulings, pronouncements and administrative interpretations of the Internal Revenue Service (the “IRS”), all of which are subject to change or differing interpretation, possibly on a retroactive basis, at any time. Any such change or interpretation could affect the accuracy of the statements and conclusions set forth herein. We cannot assure you that the IRS will not challenge the conclusions stated below, and no ruling from the IRS has been (or will be) sought on any of the matters discussed below.

For purposes of this summary, a “U.S. Holder” is a beneficial owner of notes that is:

•	an individual who is a citizen of the United States or who is resident in the United States for U.S. federal income tax purposes,

•

an entity that is classified for U.S. federal income tax purposes as a corporation and that is organized under the laws of the United States, any state thereof, or the District of Columbia, or is otherwise treated for U.S. federal income tax purposes as a domestic corporation,

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or

•

a trust (i) if a court within the United States is able to exercise primary supervision over the trust’s administration and one or more United States persons as described in Section 7701(a)(30) of the Code (“U.S. persons”) have the authority to control all substantial decisions of the trust or (ii) that has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

For purposes of this summary, a “Non-U.S. Holder” is a beneficial owner of notes that is neither a U.S. Holder nor an entity that is classified for U.S. federal income tax purposes as a partnership. If an entity classified for U.S. federal income tax purposes as a partnership owns notes, the tax treatment of a member of the entity generally will depend on the status of the member and the activities of the entity. The tax treatment of such an entity, and the tax treatment of any member of such an entity, are not addressed in this summary. Any entity that is classified for U.S. federal income tax purposes as a partnership and that owns notes, and any members of such an entity, are encouraged to consult their tax advisors.

The following summary does not purport to be a complete analysis of all the potential U.S. federal income tax considerations that may be relevant to particular holders in light of their particular circumstances. Without limiting the generality of the foregoing, this summary does not address the effect of any special rules applicable to certain types of beneficial owners, including, without limitation, dealers in securities, insurance companies, banks or other financial institutions, thrifts, real estate investment trusts, regulated investment companies, tax-exempt entities, U.S. Holders whose functional currency is not the U.S. dollar, persons who hold notes as part of a straddle, conversion transaction, or other risk reduction or integrated transaction, traders in securities that elect to use a mark-to-market method of tax accounting for their securities holdings, retirement plans, individual retirement accounts or other tax-deferred accounts, qualified pension plans, certain former citizens or former long-term residents of the United States, controlled foreign corporations, passive foreign investment companies, persons required to accelerate the recognition of any item of gross income with respect to the notes as a result of such income being recognized on an applicable financial statement, pass through entities, including partnerships and Subchapter S corporations, or any investors therein. Furthermore, this summary does not discuss any alternative minimum tax consequences or any considerations under U.S. federal tax laws other than those pertaining to the income tax, and it does not address any considerations under any state, local or non-U.S. tax laws. In addition, this discussion does not address the tax consequences of the ownership and disposition of the notes arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010, nor any considerations with respect to any withholding required pursuant to the Foreign Account Tax Compliance Act of 2010 (including the Treasury regulations promulgated thereunder and any intergovernmental agreements entered in connection therewith and any laws, regulations or practices adopted in connection with any such agreement). Prospective investors should consult with their tax advisors as to the particular tax consequences to them of the ownership and disposition of the notes, including with respect to the applicability and effect of any U.S. federal, state, local or non-U.S. income tax laws or any tax treaty, and any changes (or proposed changes) in tax laws or interpretations thereof.

Certain Contingent Payments

In certain circumstances, we may redeem the notes in exchange for payments by us in excess of stated interest or principal or at times earlier than the final maturity. See “Description of the Notes—Optional redemption” and “Description of the Notes—Change of control” above. The possibility of such redemptions may implicate special rules under Treasury Regulations governing “contingent payment debt instruments.” According to those Treasury Regulations, the possibility that we will be required to make such a contingent payment on the notes will not affect the amount of income a holder recognizes in advance of the payment if there is only a remote chance as of the date the notes are issued that such payment will be made. We believe and intend to take the position that the contingencies on the notes will not cause the “contingent payment debt instrument” rules of the Treasury Regulations to apply to the notes. Our position that the “contingent payment debt instrument” rules of the Treasury Regulations will not apply to the notes is binding on a holder unless such holder discloses its contrary position to the IRS in the manner required by applicable Treasury Regulations. Our position is not, however, binding on the IRS, and if the IRS were to challenge this position successfully, a holder might be required to, among other things, accrue interest income based on a projected payment schedule and comparable yield, which may be in excess of stated interest, and treat as ordinary income rather than capital gain any income realized on the taxable disposition of a note. In the event a contingency on the notes occurs, it could affect the amount, timing and character of the income or loss recognized by a holder. Prospective holders should consult their tax advisors regarding the tax consequences if the notes were treated as contingent payment debt instruments. The remainder of this discussion assumes that the notes will not be considered contingent payment debt instruments.

THIS SUMMARY IS OF A GENERAL NATURE AND IS INCLUDED HEREIN SOLELY FOR INFORMATION PURPOSES. THIS SUMMARY IS NOT INTENDED TO BE, AND SHOULD NOT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE. NO REPRESENTATION WITH RESPECT TO THE CONSEQUENCES TO ANY PARTICULAR PURCHASER OF THE NOTES IS MADE. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN ADVISORS WITH RESPECT TO THEIR PARTICULAR CIRCUMSTANCES.

U.S. Holders

Interest

It is anticipated, and this summary assumes, that the notes will be issued with less than a de minimis amount of original issue discount, if any (as determined under the Code). Accordingly, stated interest on the notes generally will be taxable to a U.S. Holder as ordinary income as the interest accrues or is paid (in accordance with the U.S. Holder’s method of tax accounting). See the discussion below under “—Information Reporting and Backup Withholding” regarding certain information we may be required to provide to the IRS with respect to payments to U.S. Holders and circumstances under which we may be required to withhold U.S. federal income tax on payments to U.S. Holders. See “—Foreign Currency Considerations—Payments of Interest in Euro” below for additional tax consequences related to the notes being denominated in euro.

Disposition of Notes

In general, a U.S. Holder will recognize gain or loss upon the sale, exchange, redemption or other taxable disposition of the notes measured by the difference between (1) the amount (determined in dollars) of cash and the fair market value of property received (except to the extent such cash or property is attributable to accrued but unpaid interest, which is treated as interest, as described above, to the extent not previously included in income) and (2) the U.S. Holder’s adjusted tax basis in the notes. A U.S. Holder’s adjusted tax basis in the notes generally will equal the cost of the notes to the U.S. Holder, less any principal payments received by such U.S. Holder (in each case, determined in dollars).

Subject to the discussion of exchange gain or loss below in “—Foreign Currency Considerations,” gain or loss recognized on the sale, exchange, redemption, retirement or other taxable disposition of a note generally will be capital gain or loss. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder has held the note for more than one year at the time of disposition. A non-corporate U.S. Holder generally will be eligible for reduced rates of taxation on any long-term capital gain recognized. Deductions for capital losses are subject to limitations. Prospective purchasers should consult their tax advisors as to the foreign tax credit implications of the sale, exchange, redemption, retirement or other taxable disposition of the notes.

Foreign Currency Considerations

Payments of Interest in Euro

If a U.S. Holder uses the cash method of accounting for U.S. federal income tax purposes, such U.S. Holder will be required to include in such U.S. Holder’s gross income the dollar value of the euro interest payment on the date received (based on the dollar spot rate for euro on that date), regardless of whether the U.S. Holder in fact converts the payment to dollars at that time. A U.S. Holder will not recognize foreign currency gain or loss with respect to receipt of such payments but may have foreign currency gain or loss when such U.S. Holder actually sells or otherwise disposes of euro as described below.

If a U.S. Holder uses the accrual method of accounting for U.S. federal income tax purposes, such U.S. Holder will be required to include in such U.S. Holder’s gross income the dollar value of the euro amount of interest income that accrues during an accrual period. The dollar value of the euro amount of accrued interest income is determined by translating that income at the average dollar exchange rate for euro in effect during the accrual period or, if the accrual period spans two taxable years, the partial period within the taxable year. A U.S. Holder may elect, however, to translate accrued interest income using: (i) the dollar spot rate for euro on the last day of the accrual period, (ii) in the case of a partial accrual period, the spot rate on the last day of the taxable year or (iii) if the date of receipt is within five business days of the last day of the interest accrual period, the spot rate on the date of receipt. That election must be applied consistently to all debt instruments a U.S. Holder holds from year to year and may not be changed without the consent of the IRS. Prior to making that election, U.S. Holders should consult their tax advisor.

If a U.S. Holder uses the accrual method of accounting for U.S. federal income tax purposes, such U.S. Holder may recognize foreign currency gain or loss, which generally will be taxable as ordinary income or loss, with respect to accrued interest income on the date the payment of that income was received. The amount of foreign currency gain or loss recognized will be the difference, if any, between the dollar value of the payment in euro that is received by the U.S. Holder in respect of the accrued interest (based on the dollar spot rate for euro on the date it receives the payment) and the dollar value of interest income that has accrued during the accrual period (determined as described in the preceding paragraph).

If a U.S. Holder receives a payment of interest in dollars as a result of a currency conversion, then the dollar amount so received might not be the same as the dollar amount required to be recognized as interest income under the rules described above.

Exchange or Purchase of Euro

Euro received as interest on a note or on a sale, exchange, redemption or other disposition of a note generally will have a tax basis equal to the dollar value of the euro at the spot rate on the date of receipt. If a U.S. Holder purchases euro, the tax basis of the euro will generally be the dollar value of the euro at the spot rate on the date of purchase. Any gain or loss recognized on a sale, exchange or other disposition of euro (including the use of euro to purchase notes or upon the exchange of euro for dollars) generally will be treated as ordinary income or loss.

Foreign Currency Gain or Loss on Sale or Other Disposition of Notes

If a U.S. Holder receives euro on the sale, exchange, redemption or other disposition of a note, the dollar amount realized generally will be based on the dollar spot rate for euro on the date of the disposition. However, if the notes are traded on an established securities market and such U.S. Holder is a cash method U.S. Holder or an electing accrual method U.S. Holder, the dollar amount realized will be determined by translating the euro received at the dollar spot rate for euro on the settlement date of the disposition. If such U.S. Holder is an accrual method U.S. Holder and makes this election, the election must be applied consistently to all debt instruments from year to year and cannot be changed without the consent of the IRS. If such U.S. Holder is an accrual method U.S. Holder and does not make this election, the dollar equivalent of the amount realized will be determined by translating that amount at the dollar spot rate for euro on the date of the sale, exchange, redemption or other disposition and the U.S. Holder generally will recognize foreign currency gain or loss (generally treated as ordinary income or loss) equal to the difference, if any, between the dollar equivalent of the amount realized based on the spot rates in effect on the date of disposition and the settlement date.

The initial tax basis in a note generally will be the cost of the note, which, in the case of a U.S. Holder that purchases a note with euro, will be the dollar value of the amount of euro paid for such note at the dollar spot rate for euro on the date of purchase. However, if the notes are traded on an established securities market and a U.S. Holder is a cash basis U.S. Holder or an electing accrual method U.S. Holder, the dollar amount of the euro purchase price will be determined by translating the euro paid at the dollar spot rate for euro on the settlement date of the purchase. As described above, if a U.S. Holder is an accrual method U.S. Holder and makes this election, the election must be applied consistently to all debt instruments from year to year and cannot be changed without the consent of the IRS. If a U.S. Holder is an accrual method U.S. Holder and does not make this election, the dollar equivalent of the purchase price will be determined by translating that amount at the spot rate on the date of the purchase, and foreign currency gain or loss (generally treated as ordinary income or loss) equal to the difference, if any, between the dollar equivalent of the purchase price based on the spot rates in effect on the date of purchase and the settlement date will be generally recognized.

A U.S. Holder will recognize foreign currency gain or loss attributable to the movement in exchange rates between the time of purchase of the note and the time of disposition, including the sale, exchange, redemption or other disposition, of the note. Gain or loss attributable to the movement of exchange rates will equal the difference between (1) the dollar value of the euro principal amount of the note, determined as of the date the note is disposed of based on the dollar spot rate for euro in effect on that date and (2) the dollar value of the euro principal amount of such note, determined on the date the note was acquired based on the dollar spot rate for euro in effect on that date. For this purpose, the principal amount of the note is the purchase price for the note in euro. Any such gain or loss generally will be treated as ordinary income or loss, and generally will be United States source gain or loss, and generally will not be treated as interest income or expense. A U.S. Holder will recognize such foreign currency gain or loss to the extent such U.S. Holder has gain or loss, respectively, on the overall sale or taxable disposition of the note.

Additional Tax on Net Investment Income

Certain U.S. Holders that are individuals, estates or trusts are subject to a 3.8% tax on all or a portion of their “net investment income,” which will generally include their interest income and net gains from a disposition of the notes, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). Prospective investors should consult their tax advisors regarding the applicability of this tax in their particular circumstances in respect of their investment in the notes.

Reportable Transaction Reporting

Under applicable Treasury Regulations, if a U.S. Holder participates in “reportable transactions” (as defined in the Treasury Regulations), such U.S. Holder must attach to such U.S. Holder’s U.S. federal income tax return a disclosure statement on IRS Form 8886. Under the relevant rules, a U.S. Holder may be required to treat a foreign currency exchange loss from the notes as a reportable transaction if this loss exceeds the relevant threshold in the Treasury Regulations. U.S. Holders should consult their tax advisor regarding the possible obligation to file IRS Form 8886 with respect to the ownership or disposition of the notes, or any related transaction, including, without limitation, the disposition of any euro received.

Information Reporting and Backup Withholding

In general, information reporting requirements will apply with respect to payments of principal and interest on the notes to a U.S. Holder and with respect to payments to a U.S. Holder of any proceeds from a taxable disposition of the notes. In addition, a U.S. Holder may be subject to backup withholding on such payments that are subject to information reporting if the U.S. Holder fails to supply its correct taxpayer identification number in the manner required by applicable law, fails to certify that it is not subject to backup withholding or otherwise fails to comply with applicable backup withholding rules.

Any amounts withheld from a U.S. Holder under the backup withholding provisions may be credited against the U.S. federal income tax liability, if any, of the U.S. Holder and may entitle the U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA

Pursuant to Sections 1471 through 1474 of the Code, the Treasury Regulations promulgated thereunder and IRS administrative guidance (commonly referred to as “FATCA”), a “foreign financial institution” may be required to withhold U.S. tax on certain withholdable payments, including payments of U.S.-source income (including interest). An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. U.S. Holders should consult their tax advisors on how these rules may apply to their investment in the notes. In the event any withholding under FATCA is imposed with respect to any payments on the notes, there generally will be no additional amounts payable to compensate for the withheld amount.

Non-U.S. Holders

Interest

Interest earned on a note by a Non-U.S. Holder will be considered “portfolio interest,” and (subject to the discussion below under “—Non-U.S. Holders—Information Reporting and Backup Withholding”) will not be subject to U.S. federal income tax or withholding, if:

•

the Non-U.S. Holder is neither (i) a “controlled foreign corporation” that is related to us as described in Section 881(c)(3)(C) of the Code nor (ii) a person who owns, directly or under the attribution rules of Section 871(h)(3)(C) of the Code, 10% or more of the total combined voting power of our equity interests;

•	the certification requirements described below are satisfied; and

•

the interest is not effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Holder (or, in the case of an applicable income tax treaty resident, is not attributable to a permanent establishment of the non-U.S. holder in the United States).

In order to satisfy the certification requirement, the Non-U.S. Holder must provide the withholding agent a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or substitute Form W-8BEN or IRS Form W-8BEN-E, as applicable, or the appropriate successor form), under penalty of perjury, which provides the Non-U.S. Holder’s name and address and certifies that the Non-U.S. Holder is not a U.S. person. Alternatively, in a case where a securities clearing organization, bank or other financial institution holds the note in the ordinary course of its trade or business on behalf of the Non-U.S. Holder, the person who otherwise would be required to withhold U.S. federal income tax must receive from the financial institution a certification, under penalty of perjury, that a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or substitute IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or the appropriate successor form), has been received by it, or by another such financial institution, from the Non-U.S. Holder, and a copy of such a form must be furnished to the payor.

Any payments to a Non-U.S. Holder of interest that do not qualify for the “portfolio interest” exemption and that are not effectively connected with the conduct of a trade or business (or, if a U.S. income tax treaty applies and so provides, are not attributable to a permanent establishment maintained) within the United States by the Non-U.S. Holder will be subject to U.S. federal income tax and withholding at a rate of 30% (or at a lower rate under an applicable income tax treaty). To claim a reduction or exemption under an applicable income tax treaty, a Non-U.S. Holder must generally submit, to the person that otherwise would be required to withhold U.S. tax, a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E (or a suitable substitute form).

Any interest earned on a note that is effectively connected with the conduct of a trade or business (and, if a U.S. income tax treaty applies and so provides, is attributable to a permanent establishment maintained) within the United States by a Non-U.S. Holder will be subject to U.S. federal income tax at regular graduated rates in a similar manner as if the Non-U.S. Holder were a U.S. Holder. If the Non-U.S. Holder is classified as a corporation for U.S. federal income tax purposes, such income will also be taken into account for purposes of determining the amount of U.S. branch profits tax, which is imposed at a rate of 30% (or at a lower rate under an applicable income tax treaty) on effectively connected earnings and profits, subject to certain adjustments. However, such effectively connected income will not be subject to U.S. federal income tax withholding, provided that the Non-U.S. Holder furnishes a properly completed IRS Form W-8ECI (or a suitable substitute form) to the person that otherwise would be required to withhold U.S. tax.

Disposition of Notes

Subject to the discussion below under “—Non-U.S. Holders—Information Reporting and Backup Withholding,” any gain (other than an amount representing accrued but unpaid interest, which will be treated as described above in “—Non-U.S. Holders—Interest”) recognized by a Non-U.S. Holder upon a sale or other taxable disposition (including a redemption or retirement) of a note generally will not be subject to U.S. federal income tax or withholding unless:

•

the gain is effectively connected with the conduct of a trade or business (and, if a U.S. income tax treaty applies and so provides, is attributable to a permanent establishment maintained) within the United States by the Non-U.S. Holder; or

•

in the case of a Non-U.S. Holder who is an individual, such individual is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met.

In the case of a Non-U.S. Holder whose gain is described in the first bullet point above, any such gain will be subject to U.S. federal income tax at regular graduated rates, and (if the Non-U.S. Holder is classified as a corporation for U.S. federal income tax purposes) may also be subject to a U.S. branch profits tax, which is imposed at a rate of 30% (or at a lower rate under an applicable income tax treaty) on effectively connected earnings and profits for the year, subject to certain adjustments.

An individual Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or at a reduced rate under an applicable U.S. income tax treaty) on the amount by which its U.S.-source capital gains exceed its U.S.-source capital losses.

Information Reporting and Backup Withholding

Any payments of interest on the notes to a Non-U.S. Holder generally will be reported to the IRS and to the Non-U.S. Holder, regardless of whether withholding was required. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the payee resides.

Any payments of interest on the notes to a Non-U.S. Holder generally will not be subject to backup withholding and additional information reporting, provided that (i) the Non-U.S. Holder certifies, under penalty of perjury, on a properly completed IRS Form W-8BEN, IRS Form W-8BEN-E, or IRS Form W-8ECI (or a suitable substitute form) that it is not a U.S. person and certain other conditions are met, or (ii) the Non-U.S. Holder otherwise establishes an exemption.

The payment to a Non-U.S. Holder of the proceeds of a disposition of a note by or through the U.S. office of a broker generally will not be subject to information reporting or backup withholding if the Non-U.S. Holder either certifies, under penalty of perjury, on a properly completed IRS Form W-8BEN, IRS Form W-8BEN-E, or IRS Form W-8ECI (or a suitable substitute form) that it is not a U.S. person and certain other conditions are met, or the Non-U.S. Holder otherwise establishes an exemption. Information reporting and backup withholding generally will not apply to the payment of the proceeds of a disposition of a note by or through the foreign office of a foreign broker (within the meaning of applicable Treasury regulations). However, with respect to a payment of the proceeds of the disposition of a note by or through a foreign office of a U.S. broker or of a foreign broker with certain relationships to the United States, information reporting requirements generally will apply unless the broker has documentary evidence that the holder is not a U.S. person and certain other conditions are met, or the holder otherwise establishes an exemption. Backup withholding will not apply unless the disposition is subject to information reporting and the broker has actual knowledge or reason to know that the holder is a U.S. person or otherwise does not satisfy the requirements for an exemption.

Any amounts withheld from a Non-U.S. Holder under the backup withholding provisions may be credited against the U.S. federal income tax liability, if any, of the Non-U.S. Holder and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA

Pursuant to Sections 1471 through 1474 of the Code, the Treasury Regulations promulgated thereunder and IRS administrative guidance (commonly referred to as “FATCA”), a “foreign financial institution” may be required to withhold U.S. tax on certain withholdable payments, including payments of U.S.-source income (including interest). An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Non-U.S. Holders should consult their tax advisors on how these rules may apply to their investment in the notes. In the event any withholding under FATCA is imposed with respect to any payments on the notes, there generally will be no additional amounts payable to compensate for the withheld amount.

UNDERWRITING (CONFLICTS OF INTEREST)

We are offering the notes through the underwriters named below for whom Merrill Lynch International, J.P. Morgan Securities, and Barclays Bank PLC are acting as representatives (the “representatives”). Under the terms and subject to the conditions contained in an underwriting agreement among us and the representatives, we have agreed to sell to the underwriters named below, and each underwriter has severally agreed to purchase, the following respective principal amounts of the notes:

Underwriter	Principal Amount of Offered Securities
Merrill Lynch International	€200,000,000
J.P. Morgan Securities plc	160,000,000
Barclays Bank PLC	80,000,000
PNC Capital Markets LLC	48,000,000
Capital One Securities, Inc.	40,000,000
HSBC Bank plc	40,000,000
The Toronto-Dominion Bank	40,000,000
Truist Securities, Inc.	40,000,000
Wells Fargo Securities International Limited	40,000,000
Bank of Montreal, London Branch	19,200,000
Fifth Third Securities, Inc.	19,200,000
Scotiabank (Ireland) Designated Activity Company	19,200,000
U.S. Bancorp Investments, Inc.	19,200,000
Canadian Imperial Bank of Commerce, London Branch	10,400,000
Deutsche Bank AG, London Branch	10,400,000
Synovus Securities, Inc.	8,000,000
Goldman Sachs & Co. LLC	6,400,000

Total:	€800,000,000

To the extent any underwriter that is not a U.S. registered broker-dealer intends to effect sales of notes in the United States, it will do so through one or more of its U.S. registered broker-dealers in accordance with the applicable U.S. securities laws and regulations.

The underwriting agreement provides that the underwriters are obligated to purchase all of the notes if any are purchased. The underwriting agreement also provides that if an underwriter defaults, then the purchase commitments of non-defaulting underwriters may be increased or the offering of the notes may be terminated.

Notes sold by the underwriters to the public will initially be offered at the initial public offering prices set forth on the cover of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at a discount from the applicable initial public offering price of up to 0.350% of the principal amount of the notes. Any such securities dealers may resell any notes purchased from the underwriters to certain other brokers or dealers at a discount from the applicable initial public offering price of up to 0.200% of the principal amount of the notes.

The underwriting discount to be paid to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes) shall be 0.550%.

We estimate that our out-of-pocket expenses (excluding the underwriting discounts) for this offering will be approximately $2.6 million and will be payable by us.

The notes are a new issue of securities with no established trading market. Although we intend to apply to list the notes on the New York Stock Exchange, no assurance can be given that we will be able to list the notes. Even if the notes are listed, no assurance can be given that trading markets for the notes will develop or be maintained. If active trading markets do not develop for the notes, noteholders may not be able to resell them at all or at prices acceptable to them. Although the underwriters for this offering have advised us that they intend to make a market in the notes after completion of the offering, they are not obligated to do so and may discontinue market making at any time. We cannot assure you that liquid trading markets will develop for the notes, that you will be able to sell your notes at a particular time or that the prices that you receive when you sell will be favorable.

We have agreed to indemnify the several underwriters against certain liabilities, including under the Securities Act and the Exchange Act, or contribute to payments which the underwriters may be required to make in that respect.

We expect that delivery of the notes will be made against payment therefor on or about March 17, 2023, which will be the seventh business day following the date of the trade (this settlement cycle being referred to as “T+7”). Under the E.U. Central Securities Depositaries Regulation, trades in the secondary market generally are required to settle in two London business days unless the parties to a trade expressly agree otherwise. Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on any date prior to two business days before delivery will be required, by virtue of the fact that the notes initially will settle in T+7, to specify alternate settlement arrangements at the time of any such trade to prevent a failed settlement and should consult their own advisors.

Price Stabilization

In connection with the issue of the notes, J.P. Morgan Securities plc (in this capacity, the “Stabilizing Manager”) (or any person acting on its behalf) may over-allot notes or effect transactions with a view to supporting the market price of the notes at a level higher than that which might otherwise prevail. However, there is no assurance that the Stabilizing Manager (or persons acting on behalf of the Stabilizing Manager) will undertake any stabilization action. Any stabilization action may begin on or after the date on which adequate public disclosure of the final terms of the offer of the notes is made, and, if begun, may be ended at any time, but it must end no later than the earlier of 30 days after the issue of the notes and 60 days after the date of the allotment of the notes. Any stabilization action commenced will be carried out in accordance with applicable laws and regulations.

Any stabilization action may have the effect of preventing or retarding a decline in the market price of the notes. They may also cause the price of the notes to be higher than the price that would otherwise exist in the open market in the absence of stabilization actions. The Stabilizing Manager may conduct these transactions in the over-the-counter market or otherwise. If the Stabilizing Manager commences any stabilization action, it may discontinue them at any time.

Conflicts of Interest

Certain of the underwriters and/or their respective affiliates are acting as agents, arrangers and/or lenders under our revolving credit facility. If the acquisition of EVO is consummated prior to the closing of this offering, we intend to use the net proceeds from this offering to repay borrowings under our revolving credit facility or commercial paper program incurred to finance the acquisition of EVO. Accordingly, such underwriters and/or their respective affiliates may receive a ratable portion of the net proceeds from this offering used to repay any such borrowings under our revolving credit facility. Because at least 5% of the net proceeds of this offering may be received by certain of these underwriters and/or their respective affiliates, such underwriters may be deemed to have a “conflict of interest” under FINRA Rule 5121. Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121.

Other Relationships

The underwriters and their respective affiliates are full-service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and nonfinancial activities and services. Certain of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates, including as commitment parties to the bridge facility. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their respective affiliates have a lending relationship with us, certain of those underwriters or their respective affiliates routinely hedge, and certain other of those underwriters or their respective affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their respective affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. U.S. Bancorp Investments, Inc., one of the underwriters, is an affiliate of the trustee.

Selling Restrictions

The notes are being offered for sale in the United States and in jurisdictions outside the United States, subject to applicable law.

Notice to Canadian Investors

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory.

The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Prohibition of Sales to EEA Retail Investors

The notes are not intended to be offered, sold or otherwise made available and will not offer, sell or otherwise make available any notes to any retail investor in the EEA. For the purposes of this provision, the expression “retail investor” means a person who is one (or more) of the following:

(i) a retail client as defined in point (11) of Article 4(1) of MiFID II; or

(ii) a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II.

Prohibition of Sales to United Kingdom Retail Investors

The notes are not intended to be offered, sold or otherwise made available and will not offer, sell or otherwise make available any notes to any retail investor in the United Kingdom. For the purposes of this provision, the expression “retail investor” means a person who is one (or more) of the following:

(i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law in the United Kingdom by virtue of the EUWA; or

(ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the United Kingdom by virtue of the EUWA.

Other Regulatory Restrictions in the United Kingdom

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the notes may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to Global Payments Networks, Inc.

All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the notes in, from or otherwise involving the United Kingdom.

Notice to Hong Kong Investors

The notes have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the notes has been or may be issued or has been or may be in possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Japan Investors

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Singapore Investors

Neither this prospectus supplement nor the accompanying prospectus has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the notes were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus supplement, the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of such notes, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)

a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA, except:

(1)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A), or Section 276(4)(i)(B) of the SFA;

(2)	where no consideration is or will be given for the transfer;

(3)	where the transfer is by operation of law; or

(4)	as specified in Section 276(7) of the SFA.

Singapore Securities and Futures Act Product Classification

Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, Global Payments has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Switzerland Investors

This prospectus supplement does not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations and the notes will not be listed on the SIX Swiss Exchange. Therefore, this prospectus supplement may not comply with the disclosure standards of the listing rules (including any additional listing rules or prospectus schemes) of the SIX Swiss Exchange. Accordingly, the notes may not be offered to the public in or from Switzerland, but only to a selected and limited circle of investors who do not subscribe to the notes with a view to distribution. Any such investors will be individually approached by the underwriters from time to time.

Notice to Taiwan Investors

The notes have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which could constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the notes in Taiwan.

VALIDITY OF THE NOTES

The validity of the notes offered hereby will be passed upon for us by Alston & Bird LLP, Washington, District of Columbia. The validity of the notes offered hereby will be passed upon for the underwriters by Gibson, Dunn  & Crutcher LLP, New York, New York.

EXPERTS

The financial statements of Global Payments Inc. and its subsidiaries as of December 31, 2022 and 2021, and for each of the three years in the period ended December 31, 2022, incorporated by reference in this prospectus supplement, and the effectiveness of Global Payments’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

PROSPECTUS

GLOBAL PAYMENTS INC.

Debt Securities

Common Stock

Preferred Stock

Depositary Shares

The securities listed above may be offered and sold by us or may be offered and sold, from time to time, by one or more selling securityholders to be identified in the future, including on a delayed or continuous basis. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement, as well as the documents incorporated and deemed to be incorporated by reference in this prospectus and the applicable prospectus supplement, carefully before you invest in the securities described in the applicable prospectus supplement.

This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

Investing in our securities involves risks. You should carefully consider the risk factors referred to on page 4 of this prospectus, in any applicable prospectus supplement and in the documents incorporated by reference or deemed incorporated by reference in this prospectus and any applicable prospectus supplement before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 8, 2022

Unless the context requires otherwise, references to “Global Payments,” “we,” “us,” “our” or similar terms are to Global Payments Inc. and its subsidiaries. References to “$” and “dollars” are to United States dollars.

This prospectus, any applicable prospectus supplement and any free writing prospectus filed by us do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do they constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

For investors outside of the United States, neither we nor any selling securityholders have done anything that would permit the offering, possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to the offering, possession or distribution of this prospectus outside of the United States.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed on Form S-3 with the Securities and Exchange Commission (the “SEC”) under a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell, either separately or together, debt securities, common stock, preferred stock or depositary shares in one or more offerings.

Each time we offer and sell securities, we will provide a prospectus supplement or other type of offering document or supplement (together referred to herein as a “prospectus supplement”) that will contain specific information about the terms of that offering. Any applicable prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus, and accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in such applicable prospectus supplement or free writing prospectus. You should read this prospectus and any applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

This prospectus contains summaries of certain provisions contained in key documents described in this prospectus. All of the summaries are qualified in their entirety by the actual documents, which you should review before making your investment decision. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

You should rely only on the information contained or incorporated or deemed incorporated by reference in this prospectus, in any applicable prospectus supplement or in any free writing prospectus filed by us with the SEC. We have not authorized anyone to provide any information other than that contained in this prospectus or in any prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we may have referred you. We do not take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We have not authorized any other person to provide you with different or additional information, and we are not making an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date hereof or, in the case of information incorporated or deemed incorporated by reference herein, as of the date thereof, regardless of the time of delivery of the prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since the date of such information.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC website at http://www.sec.gov.

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and later information that we file with the SEC will automatically update and, to the extent inconsistent, supersede this information. SEC rules and regulations also permit us to “furnish” rather than “file” certain reports and information with the SEC. Any such reports or information which we “furnish” or have “furnished” shall not be deemed to be incorporated by reference into or otherwise become a part of this prospectus, regardless of when furnished to the SEC. We incorporate by reference the following documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than, in each case, information deemed to have been furnished and not filed in accordance with SEC rules), on or after the date of this prospectus until we have terminated the offerings of all of the securities to which this prospectus relates:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2022 and June 30, 2022;

•

the information in our Definitive Proxy Statement on Schedule 14A for our Annual Meeting of Shareholders that is incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021;

•

our Current Reports on Form 8-K filed on May 3, 2022, June 2, 2022 (as amended by the Current Report on Form 8-K/A filed on August  2, 2022) and August 2, 2022 (Film No. 221126839) (other than the portions of those documents not deemed to be filed); and

•

the description of our common stock contained in Exhibit 4.12 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and any other amendments and reports filed for the purpose of updating such description.

Information that becomes a part of this prospectus after the date of this prospectus will automatically update and, to the extent inconsistent, replace information in this prospectus and information previously filed with the SEC.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing), at no cost, by writing or calling us at the following address:

Global Payments Inc.

3550 Lenox Road

Atlanta, Georgia 30326

(770) 829-8478

Attn: Investor Relations

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Certain of our SEC filings, including our annual reports on Form 10-K, our quarterly reports on Form 10-Q, our current reports on Form 8-K and amendments to them, can be viewed and printed from the investor relations section of our website at www.globalpaymentsinc.com free of charge. We have included our website address for the information of prospective investors and do not intend it to be an active link to our website. Information contained on our website is not part of this prospectus or any accompanying prospectus supplement (or any document incorporated by reference herein or therein), and you should not rely on that information in making your investment decision unless that information is also in this prospectus or any accompanying prospectus supplement or has been expressly incorporated by reference into this prospectus or any accompanying prospectus supplement. Our common stock is listed on the New York Stock Exchange. You may inspect reports, proxy statements and other information about us at the office of the New York Stock Exchange, NYSE Euronext, 20 Broad Street, New York, NY 10005.

FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference into this prospectus, includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. These forward-looking statements include all statements other than statements of historical facts included or incorporated by reference in this prospectus, including statements concerning our business operations, economic performance and financial condition, our business strategy and means to implement our strategy, the amount of future capital expenditures, our success in developing and introducing new products and expanding our business, the successful integration of future acquisitions, and the timing of the introduction of new and modified products or services. You can sometimes identify forward-looking statements by our use of the words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “forecast,” “guidance” and similar terms and/or expressions. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Although we believe that the plans and expectations reflected in or suggested by our forward-looking statements are reasonable, those statements are based on a number of assumptions, estimates, projections or plans that are inherently subject to significant risks, uncertainties and contingencies, many of which are beyond our control, cannot be foreseen and reflect future business decisions that are subject to change. Accordingly, we cannot guarantee you that our plans and expectations will be achieved. Our actual revenues, revenue growth rates and margins, other results of operations and shareholder values could differ materially from those anticipated in our forward-looking statements as a result of many known and unknown factors, many of which are beyond our ability to predict or control.

A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements, including, but not limited to, the risk factors described in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and in Part II, Item 1A of our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2022. These cautionary statements qualify all of our forward-looking statements, and you are cautioned not to place undue reliance on these forward-looking statements. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Our forward-looking statements speak only as of the date they are made and should not be relied upon as representing our plans and expectations as of any subsequent date. Except to the extent required by law, we do not undertake, and expressly disclaim, any duty or obligation to update publicly any forward-looking statement after the date the statement is made, whether as a result of new information, future events, changes in assumption or otherwise.

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THE COMPANY

Global Payments is a leading payments technology company delivering innovative software and services to approximately 4.0 million merchant locations and more than 1,350 financial institutions across more than 170 countries throughout North America, Europe, Asia-Pacific and Latin America. Our technologies, services and team member expertise allow us to provide a broad range of solutions that enable our customers to operate their businesses more efficiently across a variety of channels around the world.

We were incorporated in 2000 and spun-off from our former parent company in 2001. Including our time as part of our former parent company, we have been in the payment technology services business since 1967.

We are organized under the laws of the state of Georgia. The address and telephone number of our executive offices are 3550 Lenox Road, Atlanta, Georgia 30326, and (770) 829-8000. Our common stock is traded on the NYSE under the symbol “GPN”.

INDUSTRY AND MARKET DATA

We may use or incorporate by reference in this prospectus data and industry forecasts which we have obtained from internal surveys, market research, publicly available information and industry publications. Industry publications generally state that the information they provide has been obtained from sources believed to be reliable but that the accuracy and completeness of such information is not guaranteed. Similarly, we believe that the surveys and market research we or others have performed are reliable, but we have not independently verified this information.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed after the date of this prospectus, all other information contained or incorporated by reference in this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. See also “Forward-Looking Statements.”

USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES, COMMON STOCK, PREFERRED STOCK AND DEPOSITARY SHARES

The description of our debt securities, common stock, preferred stock or depositary shares, as applicable, will be provided in a prospectus supplement. Each time we offer securities with this prospectus, the terms of that offering, including the specific amounts, prices and terms of the securities offered, and, if applicable, information about the selling securityholders, will be contained in the applicable prospectus supplement and other offering materials relating to such offering or in other filings we make with the SEC under the Exchange Act, which are incorporated by reference herein.

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LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of any securities to be offered will be passed upon for us by David L. Green, with respect to certain of our securities, or our counsel, Wachtell, Lipton, Rosen & Katz, with respect to certain of our securities. Any underwriters will be represented by their own legal counsel.

EXPERTS

The consolidated financial statements of Global Payments Inc. and its subsidiaries incorporated by reference in this prospectus by reference to Global Payments’ Annual Report on Form 10-K for the year ended December 31, 2021, and the effectiveness of Global Payments’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

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€800,000,000

4.875% Senior Notes due 2031

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

BofA Securities	J.P. Morgan	Barclays

PNC Capital Markets LLC	Capital One Securities	HSBC

TD Securities	Truist Securities	Wells Fargo Securities

Co-Managers

BMO Capital Markets	Fifth Third Securities	Scotiabank	US Bancorp

CIBC Capital Markets	Deutsche Bank	Synovus Securities, Inc.	Goldman Sachs & Co. LLC

March 8, 2023